UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oragenics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

September 17, 2012

Dear Fellow Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Oragenics, Inc., which will be held on Tuesday, October 23, 2012, beginning at 9:00 a.m., Eastern Time. The meeting will be held at the Grand Hyatt Tampa Bay located at 2900 Bayport Drive, Tampa, Florida, 33607. The purpose of the meeting is to consider and vote upon the proposals explained in the accompanying notice of annual meeting of shareholders and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement and a proxy card are enclosed. We have also enclosed our 2011 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2011.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

/s/ John N. Bonfiglio
John N. Bonfiglio
President and Chief Executive Officer

Enclosures

ORAGENICS, INC.

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 23, 2012

Notice is hereby given to the shareholders of Oragenics, Inc., a Florida Corporation (the “Company”) that the 2012 Annual Meeting of Shareholders of the Company (including any postponements or adjournments thereof, the “Annual Meeting”) will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, FL 33607 on Tuesday, October 23, 2012, at 9:00 a.m., local time, for the following purposes:

(i)	To re-elect six (6) Directors of the Company to serve until the next annual meeting of shareholders;

(ii)	To approve the amendment and restatement of our 2002 Amended and Restated Stock Incentive Plan as our 2012 Equity Incentive Plan (the “2012 Incentive Plan”) to, among other things, increase the number of common shares available for issuance under the 2012 Incentive Plan by 2,875,000 shares;

(iii)	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012; and

(iv)	To transact such other business as may properly come before the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Information relating to the Annual Meeting and matters to be considered and voted upon at the Annual Meeting are set forth in the attached Proxy Statement.

Only those shareholders of record at the close of business on September 5, 2012, are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Tampa, Florida.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michael Sullivan
Tampa, Florida	MICHAEL SULLIVAN
September 17, 2012	Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 23, 2012.

This Proxy Statement and our 2011 Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on April 16, 2012, with the Securities and Exchange Commission, except for exhibits, are available at: www.oragenics.com/annualreport.html

i

ORAGENICS, INC.

PROXY STATEMENT

FOR HOLDERS OF COMMON STOCK

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 23, 2012

General

This Proxy Statement is furnished to shareholders, of Oragenics, Inc., a Florida corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from shareholders for use at the 2012 Annual Meeting of Shareholders to be held at 9:00 a.m. local time at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, FL 33607 on Tuesday, October 23, 2012 (including any postponements or adjournments thereof, the “Annual Meeting”).

The Annual Meeting will be held for the following purposes:

(i)	To re-elect six (6) Directors of the Company to serve until the next annual meeting of shareholders;

(ii)	To approve the amendment and restatement of our 2002 Amended and Restated Stock Incentive Plan as our 2012 Equity Incentive Plan (the “2012 Incentive Plan”) to, among other things, increase the number of common shares available for issuance under the 2012 Incentive Plan by 2,875,000 shares;

(iii)	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012; and

(iv)	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about September 17, 2012.

Record Date and Voting Securities

Only shareholders of record of the Company at the close of business on September 5, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 27,204,721 shares of common stock issued and outstanding (“Common Stock”) and no shares of our preferred stock were outstanding. Each share of Common Stock is entitled to one vote for each share of Common Stock held.

Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

Quorum Requirement

The holders of record of a majority of the votes of Common Stock entitled to be voted at the Annual Meeting, present in person or by proxy, are required to establish a quorum for the Annual Meeting and for voting on each matter. For the purpose of determining the presence of a quorum, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for all purposes for which the meeting was noticed. A broker non-vote is when a brokerage firm or bank holding shares of record for their customers in street name does not receive specific instructions from their customers, as the beneficial owners, and the brokerage firm or bank advises that it lacks discretionary voting authority on a particular proposal and has not received instructions from the beneficial owner.

Vote Required

PROPOSAL I: Election of Directors. The election of six Directors by the holders of Common Stock will require a plurality of the votes cast by the shares of Common Stock represented and entitled to vote in the election at the Annual

Meeting. With respect to the election of Directors, shareholders may (i) vote “for” each of the nominees, (ii) withhold authority for each of such nominees, or (iii) withhold authority for specific nominees but vote for the other nominees. Because the Directors are elected by a plurality of the votes cast by the shares represented and entitled to vote and are running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the shareholder vote. Votes that are withheld or a broker non-vote will have no effect on the outcome of the election of Directors.

PROPOSAL II: Approval of the 2012 Plan. Approval requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the plan amendment. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

PROPOSAL III: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012 will require the affirmative vote of a majority of the shares of common stock present or represented at the meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares:

•	“FOR” the nominees listed in Proposal I below;

•	“FOR” the approval of the retitled Company’s Amended and Restated 2012 Incentive Plan.

•	“FOR” the ratification the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012.

Voting

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated. If you submit a proxy and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by shareholders for consideration at the Annual Meeting that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a Director if a Director nominee named in Proposal I is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

Shareholders of record — If your shares are registered directly in your name with Oragenics’ transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and the proxy materials and Annual Report have been sent directly to you. As a shareholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, will be superseded by the vote that you cast at the Annual Meeting. If you plan to attend the annual meeting, please bring proof of identification for entrance to the annual meeting.

Beneficial owners — Many Oragenics shareholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Annual Meeting proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the shareholder of record. As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Changing Vote; Revocability of Proxies

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Shareholders of record — If you are a shareholder of record, you may change your vote (1) by delivering to us (Attention: Corporate Secretary, 3000 Bayport Drive, Suite 685, Tampa, Florida 33607), prior to your shares being voted at the Annual Meeting, a later dated written notice of revocation or a duly executed proxy card, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid later Internet or telephone vote.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee, or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Effect of Not Casting Your Vote

Shareholders of record — If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal I), in the approval of the retitled Company’s Amended and Restated 2012 Incentive Plan (Proposal II), and the ratification of the independent auditors (Proposal III). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Proxy Materials, the Notice, and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services.

Shareholder Proposals to Be Presented at Next Annual Meeting

Requirements for shareholder proposals to be considered for inclusion in Oragenics’ proxy materials. Shareholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 3000 Bayport Drive, Suite 685, Tampa, Florida 33607, Attn: Corporate Secretary. To be eligible for inclusion, stockholder proposals must be received by us not less than 120 days before the one year anniversary on which Oragenics’ first mailed its proxy statement to shareholders in connection with the previous year’s annual meeting of shareholders, which will be June 25, 2013 for the next annual meeting, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that in the event that the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year’s meeting, then the deadline for receipt of notice by the shareholder is within a reasonable time before the Company begins to print and send its proxy materials in order to be eligible for inclusion in the Company’s Proxy Statement and Proxy relating to that meeting.

Requirements for shareholder business or nominations to be brought before Oragenics’ annual meetings. Our bylaws do not establish an advance notice procedure for shareholders who wish to present certain matters, including nominations of persons for election to the Board and shareholder proposals not included in our proxy statement, to be brought before an annual meeting of shareholders. Shareholder proposals, including the nomination of a person for election to the Board, brought before the meeting should consider including, among other things: information as follows: (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder submitting the proposal, (iii) the number of shares that are beneficially owned by such shareholder, (iv) the dates on which the shareholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the shareholder in the proposal, (vii) a statement in support of the proposal, and (viii) any other information that may be required by applicable rules and regulations of the Commission.

Shareholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth in “Corporate Governance  — Shareholder Recommendation of Nominees.”

Delivery of Proxy Materials to Shareholders

If you share an address with another shareholder, each shareholder may not receive a separate copy of the Notice or Proxy Materials. Shareholders may request to receive a separate copy of the Notice or Proxy Materials, by writing to Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607, Attention: Corporate Secretary. Alternatively, shareholders who share an address and receive multiple copies of the Notice or Proxy Materials may request to receive a single copy by following the same instructions.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The Board of Directors currently is comprised of six Board members including Dr. Frederick W. Telling, Christine L. Koski, Robert C. Koski, Charles L. Pope, Dr. Alan Dunton and Dr. John Bonfiglio. All of our existing Directors are nominated for re-election at the Annual Meeting. If elected, each of the Directors will hold office until the next annual meeting of shareholders and until their successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Florida law.

If any of the nominees should be unavailable to serve for any reason, the Board of Directors may:

•	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid Proxies for the election of such substitute nominee;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE. Our significant shareholder, the Koski Family Limited Partnership, has indicated that it will vote in favor of each of these nominees.

If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the Director nominees. Election of each Director nominee will require the affirmative vote of a plurality of the votes cast by shares of Common Stock represented and entitled to vote at the Annual Meeting.

Information About Nominees

Information about each nominee as of September 17, 2012 is set forth below:

Name	Age	Position
Dr. Frederick W. Telling	60	Chairman and Director
Dr. John N. Bonfiglio	58	President, Chief Executive Officer and Director
Robert C. Koski	53	Director
Christine L. Koski	55	Director
Charles L. Pope	60	Director
Dr. Alan Dunton	58	Director

Dr. Frederick W. Telling. Dr. Telling was elected Chairman of the Board of Directors on February 4, 2011. He has served as a Director since June 2010. Dr. Telling retired from Pfizer Inc. in June 2007 after 30 years of service. At Pfizer Dr. Telling served as its Corporate Vice President and Vice President of Corporate Strategic Planning and Policy since October 1994. Dr. Telling also serves as a director, the Chair of the Compensation Committee and a member of the Audit Committee at Cell Therapeutics Inc. (NASDAQ: CTIC), a public company based in Seattle, Washington. Dr. Telling also serves on the boards of various civic and non-profit organizations. Dr. Telling holds a B.A. degree in History and Economics from Hamilton College and a MA degree in Industrial and Labor Relations and a PhD in Economics and Public Policy from Cornell University.

Dr. Telling brings to our Board an extensive array of business and industry experience as well as experience as a director of public companies.

Dr. John N. Bonfiglio. Dr. Bonfiglio has served as our President, Chief Executive Officer and Director since May 2011. Prior to joining the Company, Dr. Bonfiglio served as the Chief Executive Officer, President and Director of Transdel Pharmaceuticals (a public company :TDLPE.OB) between October 2010 and May 13, 2011. Previously Dr. Bonfiglio served as the President and Chief Executive Officer of Argos Therapeutics from January 2007 to February 2010. From November 2005 to December 2006, he served as an independent consultant to two medical device companies, a therapeutic company and a medical communications company. From January 2003 to October 2005, he served as the Chief Executive Officer of The Immune Response Corporation, a public company and immuno-pharmaceutical company focused on developing products to treat autoimmune and infectious diseases. From 2001 to 2002, he was the Chief Operating Officer and Executive Vice President of Cypress Biosciences, a public company (NASDAQ: CYPB) providing therapeutics and personalized medicine services. From 1997 to 2001, he served as the Chief Executive Officer and President of Peregrine Pharmaceuticals, Inc., a public biopharmaceutical company (NASDAQ: PPHM) developing first-in-class monoclonal antibodies for the treatment of cancer and viral infections. Dr. Bonfiglio has also held senior management positions with Baxter Healthcare and Allergan, Inc. Dr. Bonfiglio received his bachelor of sciences degree in chemistry from State University of New York at Stony Brook in 1976, later earning his masters degree and a doctorate in synthetic organic chemistry from University of California at San Diego in 1978 and 1980 respectively. He later went on to serve as a postdoctoral fellow in organometallic chemistry at the University of California at Berkeley in 1981, earning his masters in business administration from Pepperdine University in 1992.

We believe that Dr. Bonfiglio’s qualifications to serve as a director include his 27 years of executive experience in the pharmaceutical, medical device and healthcare businesses, his experience in raising funds and completing licensing transactions for his prior companies and his experience on other company boards.

Robert C. Koski. Mr. Koski has served as a Director since June 2009. Mr. Koski has practiced as an attorney with the Koski Firm, a sole proprietorship located in Atlanta, Georgia since 1992, where his practice includes litigation and tax law. Mr. Koski has also served as a partner in the Koski Family Limited Partnership, which beneficially owns a controlling interest in the Company, and as a director of the Koski Family Foundation since December 1996. Mr. Koski holds a B.A. degree in Philosophy and English from Colgate University, a JD from Emory School of Law and an LLM degree in Taxation and Litigation from Emory University. He is the brother of our Director, Christine Koski.

Mr. Koski brings to our Board over two decades of experience in the legal field as a practicing attorney. In addition to his legal experience, Mr. Koski’s educational background provides a foundation for leadership and consensus-building.

Christine L. Koski. Ms. Koski has served as a Director since June 2009 and as the Chairperson of our Board of Directors from June 2009 until February 2011 when director Telling was appointed to succeed Ms. Koski. Ms. Koski also serves as President and CEO of nMetrics, LLC, a provider of web-based scheduling system software. Prior to joining nMetrics in September 2006, Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to advise start-up companies in the areas of business strategy and marketing. In addition to her positions at nMetrics and Oragenics, Ms. Koski serves as a director at Sun Hydraulics Corporation (NASDAQ: SNHY), a manufacturer of high performance hydraulic valves and solutions, and Cheltec, Inc., a specialty chemical company. Ms. Koski is a managing partner of the Koski Family Limited Partnership, which beneficially owns a controlling interest in the Company. Ms. Koski is a member of the nonprofit National Association of Corporate Directors. Ms. Koski holds an Executive MBA degree from Southern Methodist University’s Cox School of Business and a B.S. degree in Chemistry from St. Lawrence University. Ms. Koski is the sister of our Director, Robert Koski.

Ms. Koski brings to our Board over a decade of experience as an executive officer and as a director of other privately held and public technology-based companies. Through her extensive executive management and board experience, Ms. Koski has developed the leadership, business judgment and consensus-building skills necessary to effectively execute her duties as director. Her strong expertise and background in management and marketing and track record as an accomplished executive have provided her with the business acumen and skills necessary to serve the company as it moves forward in commercializing its technology.

Charles L. Pope. Mr. Pope has served as a Director since June 2010. Mr. Pope served as the Chief Financial Officer of Palm Bancorp, Inc. from June 2009 to June 2012. From September 2007 through June 2009, Mr. Pope served as the Chief Financial Officer of Aerosonic Inc., a manufacturer of aviation products. Mr. Pope served as the Chief Financial Officer of Reptron Inc., a manufacturer of electronic products, from March 2005 through June 2007. From March 2002 to March 2005,

Mr. Pope served as Chief Financial Officer of SRI/Surgical Express, Inc. From February 2001 to March 2002 Mr. Pope served as Chief Financial Officer of Innovaro, Inc. (formerly UTEK Corporation). Prior to this time, Mr. Pope served as a Partner in the Audit and Financial Advisory Consulting Divisions and was a Partner in the Accounting and SEC Directorate at PricewaterhouseCoopers LLP. Mr. Pope serves on the board of directors of Inuvo, Inc. in Clearwater, Florida which is a public company. Mr. Pope holds a B.S. degree in Economics and Accounting from Auburn University and is a Certified Public Accountant in Florida.

Mr. Pope brings to our Board over three decades of experience in the finance and accounting fields. In addition, Mr. Pope also has experience serving as a director of public companies.

Dr. Alan W. Dunton. Dr. Dunton has served as a Director since April 2011. Dr. Dunton is the principal owner of Danerius, LLC, a biotechnology consulting company which he founded in 2006. From January 2007 until March 2009, Dr. Dunton served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. He is currently the non-Executive Chairman of EpiCept, Inc. a public biotechnology company developing products for cancer, pain and inflammatory conditions. He is also a Director of the public biotechnology companies Palatin, Inc. (AMEX: PTN) and Targacept, Inc. (NASDAQ: TRGT) as well as Sancilio, Inc., a private biotechnology company. In 2005, Dr. Dunton served as the Non-Executive Chairman of the board of directors of ActivBiotics, Inc., a privately held biopharmaceutical company. Previously, he was the President and Chief Executive Officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2006, when it merged with ActivBiotics. From 2004 until 2005, Dr. Dunton served as a member of the board of directors of Vicuron Pharmaceuticals until it was acquired by Pfizer, Inc. In 2002, Dr. Dunton served as President, Chief Operating Officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. From 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was President and Managing Director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as Group Vice President of Global Clinical Research and Development of Janssen. Prior to joining Janssen, Dr. Dunton was Vice President of Global Clinical Research and Development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Prior to joining Johnson & Johnson, Dr. Dunton held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann La Roche Inc. Dr. Dunton holds a MD degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Dr. Dunton brings to our Board a significant depth of experience in the pharmaceutical industry that will be invaluable to the Company as we continue to develop biotechnology technologies.

See “Corporate Governance” below for additional information regarding the Board.

PROPOSAL II

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

2002 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

AS THE 2012 EQUITY INCENTIVE PLAN

Summary

We are asking our shareholders to approve the amendment and restatement of our 2002 Amended and Restated Stock Option and Incentive Plan, which we are re-titling as our 2012 Equity Incentive Plan (as amended, restated and retitled, the “2012 Incentive Plan”).

The Board of Directors of the Company originally adopted a stock option and incentive plan known as the Company’s “2002 Stock Option and Incentive Plan” on September 17, 2002 (the “Original 2002 Plan”), and recommended that the Original 2002 Plan be approved by the Company’s shareholders. In 2003, the shareholders of the Company adopted and approved the Original 2002 Plan. The Board of Directors of the Company adopted an amendment to the Original 2002 Plan to increase the available shares from 1,000,000 (pre-split) to 1,500,000 (pre-split) and the Company’s shareholders approved the amendments at their annual meeting in May, 2004. In May, 2006 the Board of Directors and the Company’s shareholders approved and adopted an Amended and Restated 2002 Stock Option and Incentive Plan (hereinafter, the “Amended and Restated 2002 Plan”) which increased the shares available under the Original 2002 Plan from 1,500,000 (pre-split) to 3,000,000 (pre-split) and made various other technical changes to the Original 2002 Plan. In 2008, the First Amendment to the Amended and Restated 2002 Plan was approved by the Board of Directors and Shareholders, which increased the number of shares reserved for use under the Amended and Restated 2002 Plan from 3,000,000 (pre-split) to 5,000,000 (pre-split). In October 2009, a Second Amendment to the Amended and Restated 2002 Plan was approved by the Board of Directors and the Shareholders of the Company, and it increased the number of shares reserved for use under the Amended and Restated Plan from 5,000,000 (pre-split) to 12,500,000 (pre-split). On September 24, 2010 the Company’s shareholders approved an amendment to the articles of incorporation to effect a reverse stock split at a ratio of 20-to-1, which revised the authorized shares for issuance under the Amended and Restated 2002 Plan from 12,500,000 (pre-split) to 625,000 (post-split). On August 29, 2011, the Third Amendment to the Amended and Restated 2002 Plan increased the authorized shares from 625,000 (post-split) to 1,125,000 (post-split) and was approved by the Company’s shareholders. In October 2011, the Fourth Amendment to the Amended and Restated 2002 Plan was approved by the Board of Directors and amended Section 6.9 of the Amended and Restated 2002 Plan to permit the Compensation Committee to approve longer post-termination exercise periods for stock options not intended to qualify as incentive stock options (the Amended and Restated 2002 Plan together with all of the aforementioned amendments hereinafter referred to as the “2002 Plan”).

On August 6, 2012, our board of directors approved the amendment, restatement and re-titling of our Amended and Restated 2002 Plan as the 2012 Incentive Plan and recommended that the 2012 Incentive Plan be submitted to our shareholders for their approval.

Our board of directors has unanimously approved the 2012 Incentive Plan, subject to shareholder approval, to, among other things:

(1)	increase the number of shares authorized for issuance under the 2012 Incentive Plan by 2,875,000 shares from 1,125,000 to 4,000,000;

(2)	ensuring the Company’s ability to continue to grant incentive stock options and other awards;

(3)	add the ability to grant restricted stock units and cash awards pursuant to the 2012 Incentive Plan;

(4)	update plan provisions to (i) refine and enhance performance-based award provisions, including but not limited to those provisions designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and (ii) revise tax withholding language;

(5)	Provide for a maximum number of 1,000,000 shares that may be issued pursuant to all awards, other than cash awards, granted to an individual in any one fiscal year under the 2012 Incentive Plan; and

(6)	Provide for a maximum number of 1,000,000 shares that may be issued in aggregate under the 2012 Incentive Plan during its term pursuant to restricted stock and restricted stock unit awards.

In reviewing our compensation practices, including in light of various evolving market practices and changing regulatory requirements that affect equity compensation, as well as to enhance the Company’s flexibility to make awards, our board of directors determined to make the above changes to the 2012 Incentive Plan. In addition, the proposed amendment increasing the number of shares authorized for issuance under the 2012 Incentive Plan ensures our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are our most valuable asset, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We believe strongly that the approval of the 2012 Incentive Plan, as proposed, is instrumental to our continued success.

In addition, shareholder approval of the 2012 Incentive Plan is intended to satisfy the shareholder approval requirements under Section 162(m) of the Internal Revenue Code, so as to permit us to deduct under federal income tax law certain amounts paid under the 2012 Incentive Plan to executive officers that might otherwise not be deductible.

Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1,000,000 to any one of certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated executive officers listed in our “Summary Compensation Table” in this proxy statement. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m).

Stock options and stock appreciation rights that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is shareholder-approved and contains a limit on the number of shares that may be granted under options or stock appreciation rights to any one individual during a specified period. As a result, the 2012 Incentive Plan provides that for Section 162(m) purposes no participant may be granted awards, other than cash awards, in any one fiscal year that, in the aggregate, cover more than 1,000,000 shares.

Additional requirements apply to certain other forms of compensation, such as cash awards and restricted stock and restricted stock unit awards, in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the 2012 Incentive Plan permits us to issue certain awards that incorporate performance goals and provides that these performance goals may be based upon: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total shareholder return. The performance goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such targets remains substantially uncertain.

Shareholder approval of the 2012 Incentive Plan pursuant to this proposal will constitute shareholder approval of the material terms of the 2012 Incentive Plan, including the share limitations on awards and the performance goals, for Section 162(m) purposes.

Vote Required and Board of Directors’ Recommendation

Approval of the 2012 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal II in person or by proxy and entitled to vote at the Annual Meeting. In the event the shareholders fail to approve the 2012 Incentive Plan, the existing 2002 Plan will continue in operation pursuant to its terms. Even if the 2012 Incentive Plan is approved, the board of directors may, pursuant to the terms of the 2012 Incentive Plan and subject to any applicable exchange where the Company may be listed, make any other changes to the 2012 Incentive Plan that it feels would be in our and our shareholders’ best interests.

Because each of our directors and executive officers are eligible to participate in the 2012 Incentive Plan, the approval of the 2012 Incentive Plan impacts each of our directors and executive officers and thus each of our directors and executive officers has a personal interest in this proposal and its approval by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

2002 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE

PLAN AS THE 2012 EQUITY INCENTIVE PLAN.

Summary of the 2012 Incentive Plan, as proposed to be amended and restated

The following is a summary of the principal features of the 2012 Incentive Plan and its operation, as proposed to be amended and restated. Because it is not a complete description of all of the terms and conditions of the 2012 Incentive Plan, the summary is qualified in its entirety by reference to the full text of the 2012 Incentive Plan, as proposed to be amended and restated in its entirety, as set forth in Appendix A.

Background and Purpose of the 2012 Incentive Plan

The 2012 Incentive Plan would be intended to continue to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company thereby aligning their interests with those of the Company’s shareholders. The increase in authorized shares contemplated by the 2012 Incentive Plan would enable the Company to continue to be able to make awards thereunder. The 2012 Incentive Plan will also permit the Company to continue to make awards of incentive stock options to eligible employees.

The purpose of the 2002 Plan is to give the Company and its subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees, non-employee Directors, and consultants, and to provide the Company and its subsidiaries with a stock plan that could provide incentives linked to the financial results of the Company’s business and to increases in shareholder value.

The Company’s current 2002 Plan will reach its ten year life on September 2012 and thereafter the Company would no longer be able to award incentive stock options under the 2002 Plan. The proposal would be to adopt the proposed new 2012 Incentive Plan to amend and replace the Company’s existing 2002 Plan.

Types of Awards Granted under the 2012 Incentive Plan

The 2012 Incentive Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (each, an “Award”).

Administration of the 2012 Incentive Plan

The Board is authorized to appoint a committee of at least two non-employee members of the Board (the “Committee”) to administer the 2012 Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of this Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 2012 Incentive Plan). The Board has delegated general administrative authority for the 2012 Incentive Plan to the Compensation Committee of the Board (the “Compensation Committee”).

Subject to the terms of the 2012 Incentive Plan, the Committee has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2012 Incentive Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2012 Incentive Plan.

Except to the extent the Board has reserved the authority to review and approve grants to named executive officers or to approve and ratify other actions of the Committee, the Committee may delegate any part of its authority and powers under the 2012 Incentive Plan to one or more of the Company’s directors and/or officers, but only the Committee itself can make Awards to participants who are the Company’s executive officers. References to the Committee in this proposal include the Committee and any directors or officers to whom the Committee properly delegates authority.

Authorized Shares

The aggregate number of shares of our common stock currently authorized pursuant to the 2002 Plan is 1,125,000 shares. As of September 17, 2012, 400,313 shares of common stock had been issued under the 2002 Plan, of which 390,313 were issued pursuant to restricted stock awards and 10,000 shares were issued pursuant to option exercises. Options covering an additional 660,425 shares granted under the 2002 Plan remain outstanding. A total of 64,262 shares of common stock remain available for future awards under the 2002 Plan (plus shares subject to outstanding awards that might in the future be returned to the 2002 Plan as a result of cancellations or expirations of awards). As of September 17, 2012, options outstanding under the 2002 Plan have per share exercise prices ranging from $1.20 to $17.00 or a weighted average per share exercise price of $4.64.

If the proposed new 2012 Incentive Plan is approved, the aggregate number of shares of the Company’s common stock that currently may be issued pursuant to Awards under the 2012 Incentive Plan will be 4,000,000 shares and

•

the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the 2012 Incentive Plan to any individual in a calendar year would be 1,000,000 shares, and

•

the maximum number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than stock options and stock appreciation rights) granted under the 2012 Incentive Plan to any individual in a calendar year would be 1,000,000 shares.

If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a tandem stock appreciation right upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem stock appreciation right), any shares subject to such Award again shall be available for subsequent Awards under the 2012 Incentive Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Award under the 2012 Incentive Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the 2012 Incentive Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or option granted under the 2012 Incentive Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits above, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under the 2012 Incentive Plan with respect to such exercise.)

In the event that any dividend or other distribution (whether in the form of cash, the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Company’s common stock or other securities, or other change in the Company’s corporate structure affecting the Company’s common stock occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Incentive Plan, the Committee shall, in such manner as it may deem equitable, (a) adjust the number and class of shares (or other securities) available for issuance under the 2012 Incentive Plan and the number, class, and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event.

Eligibility to Receive Awards

The Committee selects the employees (including executive officers), consultants and directors who will be granted Awards under the 2012 Incentive Plan. As of August 31, 2012, the Company had approximately nine (9) officers and employees, including all of the Company’s named executive officers who are still serving in that capacity as of August 31, 2012, and five non-employee directors who were eligible to receive Awards under the 2012 Incentive Plan. The actual number of individuals who will receive an Award under the 2012 Incentive Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the 2012 Incentive Plan, the Committee may grant nonqualified stock options and/or incentive stock options. The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries. However, the Company may grant certain options with exercise prices equal to less than the fair market value of the Company’s common stock on the date of grant in connection with its acquisition of another company. The fair market value of the Company’s common stock is generally the last quoted sales price for the shares traded on The OTC Bulletin Board on the applicable date.

As of August 31, 2012, the closing price of our common stock was $2.50 per share. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. Any shares in excess of this limit will be treated as subject to a nonqualified stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

An option granted under the 2012 Incentive Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. The Committee may, in its discretion, condition the vesting of any option granted under the Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Company the Committee deems appropriate, or (ii) satisfaction of one or more performance goals the Committee deems appropriate, or (iii) a combination of service vesting and satisfaction of performance goals set by the Committee. After an option is granted, the Committee may, in its sole discretion, modify or accelerate the vesting of the option.

Options vest and become exercisable at the times and on the terms established by the Committee at the time of grant. Options granted under the 2012 Incentive Plan expire at the times established by the Committee, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries). The Committee may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2012 Incentive Plan must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible consolidation which the Committee determines to be consistent with the purpose of the 2012 Incentive Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Committee has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Committee may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2012 Incentive Plan expire at the times established by the Committee, but not later than ten years after the date of grant.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Committee may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. Restricted stock units represent a promise to deliver shares of the Company’s common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Committee will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate or determine that fully-vested shares should be awarded. The Committee may, in its discretion, condition the vesting of any restricted stock or restricted stock units granted under the Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Company the Committee deems appropriate, or (ii) satisfaction of one or more performance goals the Committee deems appropriate, or (iii) a combination of service vesting and satisfaction of performance goals set by the Committee. For example, the Committee may determine to grant an Award of restricted stock or restricted stock units that will vest only if the participant continues employment and certain performance goals established by the Committee are satisfied. During 2011 the Committee determined to establish a long-term incentive performance-based program for executive officers. Such program provided for contemplated share awards for the following performance goals: (1) achievement of Company fiscal year sales equal or greater than $10,000,000; (2) achievement of Company fiscal year sales equal or greater than $20,000,000; (3) achievement by the Company of cash flow positive in any fiscal quarter; (4) achievement by the Company of earnings per share in any fiscal year equal or greater than $0.02 per share of Company stock; (5) achievement of price per share of Company stock equal to $10.00; (6) achievement of price per share of Company stock equal to $20.00; (7) licensing of any science technology which results in upfront cash receipt of $2.0 million; or (8) Company capital raise of $5,000,000 in each fiscal year or in a $10,000,000 single raise. These awards vest upon the Committee determining a performance goal has been achieved. The Board of Directors also established a comparable incentive program for non-employee directors based upon the same performance goals.

The Committee may also provide that Awards of restricted stock or restricted stock units include rights to receive dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of the Company’s common stock, provided that as to any dividend equivalent rights granted in connection with an Award granted under the 2012 Incentive Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the Award are satisfied (or, in the case of a restricted stock or similar Award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2012 Incentive Plan. After the Committee determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Committee. Nothing in the 2012 Incentive Plan prevents the Company from granting cash awards outside of the 2012 Incentive Plan in any amount to any employee or other service provider.

Performance Goals

Awards under the 2012 Incentive Plan may be made subject to performance conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance conditions that are established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code and based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Section 162(m) of the Internal Revenue Code: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, regulatory approvals, return on assets, return on investment, return on sales, stock price and total shareholder return. Performance goals may differ from participant to participant and from Award to Award.

Change of Control

In the event of a “change of control” of the Company, the Committee may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Committee may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control). The Committee may also provide in the Award agreement or other agreements that one or more Awards will be subject to different vesting rules than those described above in connection with a change of control of the Company.

In the event the successor corporation refuses to assume the outstanding stock option or SAR awards, or to provide substitute awards, the Committee may notify affected participants that the options or stock appreciation rights under the 2012 Incentive Plan will immediately vest and become exercisable as to all of the shares subject to such Award in connection with the transaction, and, in the Committee’s discretion, provide that any stock options and stock appreciation rights which have not been exercised by the effective date may be cancelled in exchange for the right to receive a cash payment from the Company equal to the excess of the value of the transaction consideration to be paid to shareholders over the exercise price for the option or stock appreciation rights, and that such options and stock appreciation rights will terminate upon the completion of the change of control and receipt of such cash payments. Similarly, if the successor corporation refuses to assume outstanding restricted stock units or provide substitute awards, the Committee may provide that any outstanding restricted stock units be cancelled in exchange for the right to receive a cash payment from the Company equal to the excess of the value of the transaction consideration to be paid to shareholders in the transaction.

The Committee may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2012 Incentive Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family; or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2012 Incentive Plan

The Board generally may amend, suspend or terminate the 2012 Incentive Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2012 Incentive Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the Company, the 2012 Incentive Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders.

Unless terminated by the Board, the 2012 Incentive Plan does not have a term. However, no incentive stock option may be granted under the 2012 Incentive Plan after ten years from the latest date the Company’s shareholders approve the 2012 Incentive Plan, including any subsequent amendment or restatement of the 2012 Incentive Plan approved by the Company’s shareholders. Further. For awards to qualify as “performance-based compensation” for purposes of Code Section 162(m), the Company’s shareholders must re-approve the material terms of the performance goals used under the 2012 Incentive Plan at least once every five years. Outstanding Awards generally will continue following the expiration or termination of the 2012 Incentive Plan until they expire pursuant to the terms of such Awards. If the Company’s shareholders approve the amendments to the 2012 Incentive Plan, the Company will be able to grant incentive stock options under the terms of the 2012 Incentive Plan for ten years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2012 Incentive Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options No taxable income is recognized when an incentive stock option is granted or exercised, although the excess (if any) of the fair market value of the shares at exercise over the exercise price paid is treated as an item of income for alternative minimum tax purposes in the year of the exercise, and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received by the participant as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares.

A participant who receives unvested shares of restricted stock under a stock Award may make an election under Section 83(b) of the Code at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by the Company.

Cash Awards Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by the Company.

Tax Effect for the Company The Company generally will be entitled to a tax deduction in connection with an Award under the 2012 Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of the Company’s other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2012 Incentive Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

The Company will recognize compensation expense in connection with Awards granted under the 2012 Incentive Plan as required under applicable accounting standards. The Company currently amortizes compensation expense associated with equity Awards over an Award’s requisite service period and establishes the fair value of equity Awards in accordance with applicable accounting standards.

Participation in 2012 Incentive Plan

Our Compensation Committee approved grants of restricted stock and options to our executive officers and employees under the 2002 Plan that will become effective if we receive shareholder approval of this Proposal II. Except for these awards, the number of Awards that an employee or consultant may receive under the 2012 Incentive Plan is at the discretion of the Committee and therefore cannot be determined in advance.

The following table presents the shares that will be issued under the 2012 Incentive Plan, to our executive officers and employees and non-employee directors pursuant to the terms of our current long-term incentive compensation programs established for certain of our executive officers and non-employee directors as described herein under the headings “Executive Compensation” and “Director Compensation-Non-Employee Directors,” respectively.

New Plan Benefits

2012 Incentive Plan

Name and Position	Number of Shares (1)	Dollar Value (2)
Dr. John N. Bonfiglio	56,482	$155,325
President and Chief Executive Officer

Michael Sullivan (3)	—	—
Chief Financial Officer, Secretary and Treasurer

Dr. Martin Handfield	18,929	$52,054
Director of Research and Development

All executive officers as a group (three persons)	75,411	$207,380

All directors (other than the executive officers) as a group (five persons)	65,405	$179,864

All employees, excluding executive officers, as a group (10 persons)	—	—

(1)	Represents the balance of shares due to the individuals and group of individuals indicated, as participants under the Company’s long-term performance-based incentive programs resulting from the achievement of a specific performance goal (the capital raise goal). The Company did not have enough shares under the 2002 Plan to issue all of the shares it was obligated to issue to the participants in its long-term performance-based incentive programs upon the determination by the Compensation Committee that the performance goal had been met. Accordingly, the Company proportionately reduced the number of shares issued to the participants and the balance of the shares due to be issued is set forth in the table and subject to shareholder approval of an increase of authorized shares under the 2012 Incentive Plan as described in this Proposal II. Additional shares may be awarded under the Company’s long-term performance-based incentive programs for executive officers and non-employee directors upon achievement of the following established corporate goals prior to December 31, 2013: (1) achievement of Company fiscal year sales equal or greater than $10,000,000; (2) achievement of Company fiscal year sales equal or greater than $20,000,000; (3) achievement by the Company of cash flow positive in any fiscal quarter; (4) achievement by the Company of earnings per share in any fiscal year equal or greater than $0.02 per share of Company stock; (5) achievement of price per share of Company stock equal to $10.00; (6) achievement of price per share of Company stock equal to $20.00; or (7) licensing of any science technology which results in upfront cash receipt of $2.0 million. In the event that all of the above-mentioned corporate goals are achieved prior to December 31, 2013, and assuming the current level of outstanding shares, the Company would be obligated to issue an aggregate of 2,589,889 additional shares to executive and non-employee director participants in the long-term performance-based incentive programs under the 2012 Incentive Plan.
(2)	The dollar value presented is based upon the closing price of our common stock on August 6, 2012 of $2.75, which was the date the capital raise performance goal was determined to have been achieved by our Compensation Committee and the resulting award of shares to participants under existing long-term performance based incentive programs were obligated to be issued.
(3)	Mr. Sullivan was designated as a participant in the Company’s long-term performance-based incentive program after the performance goal resulting in the awards had been met, and, as such, he did not receive an award for the achievement of the capital raise performance goal.

Other than the awards described above, the number, amount and type of awards to be received by or allocated to eligible persons under the 2012 Incentive Plan cannot be determined at this time. The Company is not currently considering any specific additional awards under the 2012 Incentive Plan. For information regarding options and restricted stock awards granted to executive officers of the Company during fiscal 2011, see the information provided under the heading “Executive Compensation” in this proxy statement.

PROPOSAL III

RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C.

AS THE COMPANY’S INDEPENDENT AUDITORS

Summary

Mayer Hoffman McCann P.C. served as the Company’s independent auditors and independent registered public accounting firm for the completion of the Company’s audit for the year ended December 31, 2011. The Audit Committee has again approved the appointment of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012 and the Board has further directed that the Company submit the selection of independent auditors and independent registered public accounting firm for 2012 for ratification by the shareholders at this shareholder meeting.

Representatives of Mayer Hoffman McCann P.C., who are expected to be present at the shareholder meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Although ratification is not required by the Bylaws or otherwise, the Company is submitting the selection to its shareholders for ratification as a matter of good corporate practice and because the Company values its shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor/independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and the Company’s shareholders’ best interests.

Changes in Company’s Independent Accountants

On March 11, 2011, the Company’s Audit Committee approved the appointment of Mayer Hoffman McCann P.C. as the Company’s new independent registered accounting firm. The Company was notified that the shareholders of Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”), the independent registered public accounting firm engaged by the Company on November 2, 2009 became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement effective November 1, 2010. KRMT now operates under the name Mayer Hoffman McCann P.C.

During the Company’s two most recent fiscal years ended December 31,2009 and through the date of the Company’s Form 8-K, filed March 15, 2011, the Company did not consult with Mayer Hoffman McCann P.C. regarding any of the matters or reportable events set forth in Item 304 (a)(2) (i) and (ii) of Regulation S-K.

In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2009 and through the date of the Form 8-K, there were (i) no disagreements between the Company and KRMT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KRMT, would have caused KRMT to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, or for any reporting period, since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KRMT a copy of the disclosures that were included in its Form 8-K filing and requested that KRMT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KRMT agreed with the Company’s statements made in the Form 8-K and, if not, stating the respects in which it did not agree. A copy of the letter expressing agreement with such disclosures was included as an exhibit to the Company’s Form 8-K filing.

Independent Auditors’ Fees and Services

The following table provides the aggregate fees billed for professional services rendered by the Company’s principal accountants during each of the past two fiscal years ended December 31:

Services Rendered	2011	2010
Audit Fees(1)	$125,000	$110,000
Audit-Related Fees(2)	0	89,721
Tax Fees(3)	7,105	3,500
All Other Fees(4)	62,025	36,180

	$194,130	$239,401

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of the Company’s financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements, assistance and review of documents filed with the SEC, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit-Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation. There were fees billed by Mayer Hoffman McCann P.C. and RSM McGladrey, Inc., for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, registration statements and grant applications that are not reported above under the caption “Audit Fees.”
(3)	Tax Fees. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice. These were fees billed by CBIZ Kirkland, Russ, Murphy & Tapp for professional services for tax compliance and tax advice.
(4)	All Other Fees. There were fees billed by Taylor White Consulting firm in connection with the professional services associated with the Company’s compliance with the Sarbanes-Oxley Act of 2002 filings for small businesses and the valuation of the Company’s stock option awards in accordance with FASB Accounting Standards Codification.

Pre-Approval Policy

The Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Mayer Hoffman McCann P.C. for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

Vote Required and Board of Directors’ Recommendation

Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012 requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal III in person, or by proxy at the Annual Meeting. Abstentions will not be counted in the ratification of the selection of independent auditors and will have no effect on the outcome of the selection of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S

INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2011, and the notes thereto.

Review with Management

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2011 and the notes thereto. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee also received and reviewed written disclosures and the letter from Mayer Hoffman McCann P.C. regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Mayer Hoffman McCann P.C. their independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Charles L. Pope (Chair)

Dr. Frederick W. Telling

Dr. Alan Dunton (Member since April 1, 2011)

CORPORATE GOVERNANCE

Oragenics’ current corporate governance practices and policies are designed to promote shareholder value, and Oragenics is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our web site at www.oragenics.com/governance.html

Corporate Governance Principles

Our Board has adopted Board of Directors Corporate Governance Policy, which set forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Corporate Governance Policy, states that currently different individuals fill the roles of Chairman and Chief Executive Officer. Our Board first adopted these Corporate Governance Principles in December 2009 and may refine them from time to time. You can access our Corporate Governance Principles on our web site at www.oragenics.com/governance.html.

Code of Ethics/Standards of Business Conduct

It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Company Operating Principles, which is applicable to all of our directors, officers and employees, and which complies with the SEC’s requirements and with listing standards of the Nasdaq Capital Market we have adopted.

Our Company Operating Principles are designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Company Operating Principles are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. Our Company Operating Principles can be accessed on our web site at www.oragenics.com/governance. We intend to disclose amendments to certain provisions of our Company Operating Principles, or waivers of such provisions granted to directors and executive officers, on our web site in accordance with applicable SEC requirements.

Independence of Directors

Since our securities are not listed on a national securities exchange or in an inter-dealer quotation system, we are not currently required to comply with director independence requirements. Notwithstanding the foregoing, historically we have determined director independence in accordance with the rules of a designated exchange. Accordingly, in determining whether our Directors are independent, we intend to comply with the rules of the NASDAQ Capital Market. We also expect to continue to comply with securities and other laws and regulations regarding the independence of directors, including those adopted under Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Securities and Exchange Act of 1934 with respect to the independence of Audit Committee members. The NASDAQ Capital Market listing standards define an “independent director” generally as a person, other than an officer of a company, who does not, in the view of the company’s Board of Directors, have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Board has determined that each of the following directors, constituting a majority of the Board, is independent within the meaning of the NASDAQ Capital Market listing standards:

Dr. Frederick W. Telling

Christine L. Koski

Robert C. Koski

Charles L. Pope

Dr. Alan Dunton

Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Directors Christine Koski and Robert Koski are partners in the Koski Family Limited Partnership (“KFLP”). As a result of the KFLP entering into a Loan Agreement and Security Agreement with the Company on March 23, 2012 with the KFLP becoming a secured creditor of the Company, the Board determined to change the status of Christine Koski and Robert Koski from independent directors to non-independent directors. Following the closing of the Company’s private placement on July 31, 2012, the KFLP’s loan to the Company was converted to common stock and the Loan Agreement and Security Agreement were terminated. As a result the Board of Directors met and re-evaluated the independence of Ms. Koski and Mr. Koski and determined that there was no longer a relationship that existed which would interfere with their independent judgment and, as such, they were again considered, and included as, independent directors.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since February 2011, Dr. Telling, one of our independent directors, has served as our non-executive Chairman of the Board. The responsibilities of the Chairman of the Board include: setting the agenda for each Board meeting, in consultation with the Chief Executive Officer; presiding at executive sessions; facilitating and conducting, with the Nominating Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors; and conducting, with the Compensation Committee, a formal evaluation of the Chief Executive Officer and other executive officers in the context of the annual compensation review.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

In addition, as described in more detail below, our Board has three standing committees, each chairman and each member of which is an independent director. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the Board. We believe that our independent Board committees and their chairmen are an important aspect of our Board leadership structure.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks Oragenics faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Oragenics. The Board regularly receives updates from management and outside advisors regarding certain risks the Company faces, including potential litigation and various operating risks.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations; our Compensation Committee oversees risks related to compensation policies and practices; and our Nominating Committee oversees governance related risks, such as Board independence and conflicts of interest, as well as management and director succession planning. Our Board committees report their findings to the Board.

Senior management attends Board and Board committee meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board holds periodic strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

Meetings of the Board of Directors and Committees

Board of Directors. Our property, affairs and business are under the general management of our Board of Directors as provided by the laws of the State of Florida and our Bylaws. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board. The Board of Directors has appointed standing Audit, Compensation and Nominating Committees of the Board of Directors. The Board periodically reviews the size of the Board and recommends any changes it determines to be appropriate given our needs. Under our Bylaws, the number of members on the Board may be increased or decreased by resolution of the Board.

The Board currently consists of six members. The Board has no formal policy regarding board member attendance at the annual meeting. All of our existing Directors attended the prior year’s annual meeting and all of our Directors are expected to attend the current Annual Meeting. The Board of Directors met or unanimously consented to resolutions 17 times during the year ended December 31, 2011 (“Fiscal 2011”). Our Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees during Fiscal 2011. In conjunction with regularly scheduled meetings, our “independent” Directors met in separate executive sessions.

Audit Committee: The Audit Committee members currently consist of Mr. Charles Pope, Dr. Frederick Telling and Dr. Alan Dunton. The Board has determined that each such person met the requirements of independence and is able to read and understand fundamental financial statements. In addition, the Board of Directors has determined that Mr. Pope is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities and Exchange Act of 1934. In March 2004, the Audit Committee adopted a written charter which was modified on April 24, 2007 and on December 29, 2009. The Company believes that its Audit Committee Charter complies with the requirements related to Sarbanes-Oxley and a current copy of the Audit Committee Charter is available on our website at www.oragenics.com. The Audit Committee met seven times during Fiscal 2011.

The Audit Committee has the sole authority to engage and discharge, review the independence, qualifications, activities and compensation of the Company’s independent registered certified public accountants. The Audit Committee reports to the Board the appointment of the independent registered certified public accountants. The Audit Committee must assure regular rotation of the lead and concurring audit partners. The Audit Committee is responsible for the oversight of the Company’s financial policies, control procedures, accounting staff, and reviews and approves the Company’s financial statements. The Audit Committee is responsible for the review of transactions between the Company and any Company officer, Director or entity in which a Company officer or Director has a material interest. The Audit Committee must develop and maintain procedures for the submission of complaints and concerns about accounting and auditing matters. The Audit Committee must assure CEO and CFO certifications meet their obligations by performing a review and evaluation of the Company’s disclosure controls and procedures. The Audit Committee has the authority to engage the services of an outside advisor when required. The Audit Committee must receive reports from the independent registered certified public accountants on critical accounting policies, significant accounting judgments and estimates, off-balance sheet transactions and non-Generally Accepted Accounting Principles financial measures.

Compensation Committee: The Compensation Committee consists of directors Dr. Frederick Telling, Charles Pope and Christine Koski with Dr. Telling serving as Chairman. The Board has determined that each current member of the Compensation Committee meets the requirements for independence. None of the Compensation Committee members has ever been an officer or employee of the Company. The Compensation Committee is responsible for establishing the compensation of the Company’s Directors, Chief Executive Officer and all other executive officers, including salaries, bonuses, severance arrangements, and other executive officer benefits. The Committee also administers the Company’s various incentive and stock option plans and designates both the persons receiving awards and the amounts and terms of the awards. The Compensation Committee adopted a charter in March 2004 to outline its compensation, benefits and management development philosophy and to communicate to shareholders the Company’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission. The Charter was modified on April 24, 2007 and again on December 29, 2009. A current copy of the compensation Committee charter is available on our website at www.oragenics.com. The Compensation Committee met eight times during Fiscal 2011.

Nominating Committee: The nominating committee consists of directors Dr. Alan Dunton, Charles Pope and Robert Koski with Dr. Dunton serving as Chairman. The Nominating Committee met two times during Fiscal 2011. The Board adopted a nominating committee charter. In addition to recommending candidates to the Board for election at the Annual shareholder Meeting, the Nominating Committee oversees the evaluation of the board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the board. The evaluation process occurs annually and has to date been informal. The Nominating Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board of Directors. The Nominating Committee will consider as candidates for director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. Such candidates must be able to make a significant contribution to the governance of the Company by virtue of their business and financial expertise, educational and professional background. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of the Company, and the disciplines represented by incumbent directors. In evaluating candidates for nomination as a director, the Nominating Committee will also consider other criteria, including geographical representation, independence, practical wisdom, mature judgment and having sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints and a diverse mix of the specific criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees.

Shareholder Recommendation of Nominees. The Board does not currently have a policy with regard to the consideration of any Director candidates recommended by security holders. Given the Company’s current size, stage of development, and size of the Board, the Board believes that it is not currently appropriate to establish a separate policy for security holders to submit such recommendations. Notwithstanding the lack of a formal policy regarding security holder nominations, the Board may from time to time consider candidates proposed for consideration for service on the Company’s Board by security holders. The Nominating Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable law, rule or regulation regarding director nominations. Shareholders may submit candidates for nomination to our Board of Directors by writing to: Nominating Committee of the Board of Directors, Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607. When submitting a nomination to us for consideration, a shareholder must provide certain information about each person whom the shareholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected. The Board has not set any specific minimum qualifications that must be met by a nominee presented for consideration to the Board by a security holder. A Board member may become aware of a potential nominee and present such nominee to the full Board for consideration at a Board meeting. The Board would evaluate the candidate and determine whether such person should be considered for Board service based on a variety of criteria including but not limited to, whether the individual has experience in the Company’s industry, potential conflicts, and the person’s ability to work with existing Board members and expected contributions. The Board would evaluate a nominee submitted by a security holder in the same or similar manner as one recommended by the Nominating Committee.

Director Compensation

On June 4, 2010, commensurate with the appointment of two new independent Directors, the Board approved changes to the Company’s Board compensation to be paid to non-employee Directors. Such changes primarily related to the reinstating of a cash fee component to the Director compensation program for non-employee directors. On March 11, 2011, the Board again approved revisions to the Board compensation program. The revision consisted of the addition of one per board meeting fee for each non-employee director for any board meetings in excess of one per quarter. On November 14, 2011, the Board added a long term incentive component for the non-employee directors to the director compensation program. As revised by the foregoing, the Director compensation program consists of the following:

Non-employee directors

Cash Compensation. The Director compensation program changes provide that all non-employee Directors will receive an annual base fee for service on the Board of $24,000. In addition, the Chairperson of the Board and of our Audit Committee, Compensation Committee and Nominating Committee will also receive annual fees of $25,000, $20,000, $15,000 and $10,000, respectively. All non-employee Directors serving on committees (other than as the Chairperson) shall receive an annual fee of $5,000 in connection with such committee service. In addition all non-employee Directors shall receive a per board meeting fee of $2,000 for each board meeting in excess of one per quarter. All fees for Board service are to be paid quarterly in arrears.

Equity Compensation. Equity compensation is to be issued to Directors upon joining our Board. Non-employee Directors receive a stock option for the purchase of 5,000 shares of our common stock at an exercise price per share equal to the fair market value per share on date they became a Director, which will immediately vest and be exercisable. As part of the Director compensation program, the Board may also make discretionary equity based awards from time to time under the Company’s 2002 Plan.

Long-term Incentive Component. On November 14, 2011, the Compensation Committee and Board of Directors approved a change in the Company’s director compensation program to add a long term performance based equity incentive based component for the non-employee directors. (the “Non-Employee Director LTIP Program”). The Non-Employee Director LTIP Program is an incentive program designed to motivate the non-employee director participants to achieve the Company’s financial and other performance objectives and to reward them if, and when, those objectives are met. The Non-Employee Director LTIP Program included a one time retention award to each non-employee director of common stock from the Company’s 2002 Plan. In addition, the Non-Employee Director LTIP Program provides for the award of shares of common stock as compensation to non-employee directors of the Company. The shares will be issued to non-employee directors during the term of the Non-Employee Director LTIP Program, subject to the satisfaction of applicable performance goals (as described below). The non-employee director participants are eligible to receive shares of common stock if they continue to serve the Company as directors through the first to occur of either of the following: (i) the Company’s achievement, on or before December 31, 2013 (the “Termination Date”), of the various “Performance Goals” set forth below, or (ii) the effective date of a “Change in Control” of the Company that occurs at any time on or before the Termination Date.

The performance periods for the Non-Employee Director LTIP Program run from January 1, 2012 through December 31, 2013. Awards will be credited to participants, up to target levels, to the extent that the performance goals are satisfied, as determined by the Compensation Committee and Board. Upon the occurrence of a “Performance Vesting Date” with respect to a “Performance Goal,” a participant will be entitled to receive a number of shares of Common Stock determined by multiplying (1) the award percentage (each, an “Award Percentage”) corresponding to that particular Performance Goal as set forth in their award agreement by (2) the total number of outstanding shares of Common Stock, determined on a non-fully diluted basis, as of that particular applicable Performance Vesting Date. For purposes of an award, the “Performance Vesting Date” with respect to a Performance Goal shall be the day on which the Compensation Committee of the Company’s Board of Directors certifies and determines, in its reasonable discretion, that the applicable Performance Goal has been achieved. Participants are required to remain directors of the Company through the date on which the Compensation Committee makes a final determination under the Non-Employee Director LTIP Program with respect to the satisfaction of the performance goals during the performance period.

The Non-Employee Director LTIP Program provided for share awards upon the Company achieving any of the following performance goals: (i) achievement of Company fiscal year sales equal or greater than $10,000,000; (ii) achievement of Company fiscal year sales equal or greater than $20,000,000; (iii) achievement by the Company of cash flow positive in any fiscal quarter; (iv) achievement by the Company of earnings per share in any fiscal year equal or greater than $0.02 per share of Company stock; (v) achievement of price per share of Company stock equal to $10.00; (vi) achievement of price per share of Company stock equal to $20.00; (vii) licensing of any science technology which results in upfront cash receipt of $2M; or (viii) capital raise by the Company of $5,000,000 in both fiscal years or a $10,000,000 in a single raise.

The award percentages for each non-employee director for the achievement of each designated Performance Goal are the same for each non-employee director as follows:

Non-Emp. Director	$10M Sales	$20M Sales	Positive CF	EPS Goal	$10 Share Appreciation	$20 Share Appreciation	License Technology	Company Capital Raise
	0.11%	0.09%	0.11%	0.16%	0.11%	0.06%	0.09%	0.16%

On November 14, 2012, as a result of the addition of the Non-Employee Director LTIP Program, each non-employee director (Dr. Frederick Telling, Charles Pope, Dr. Alan Dunton, Robert Koski and Christine Koski) received the immediate Retention Award of 6,400 shares under the 2002 Plan determined based on the amount of shares then outstanding.

On August 6, 2012 the Compensation Committee also determined that, as a result of the recent capital raise by the Company of approximately $13.0 million, the $10.0 million capital raise performance goal had been met. Accordingly, the non-employee directors of the Company, were awarded shares of common stock as well as certain executive officers. The aggregate number of shares awarded based on the achievement of the capital raise goal was 465,816 and the Company retained a total of 46,287 shares to satisfy the withholding tax obligations of the executive officer participants. However, since the aggregate number of shares due under the Non-Employee Director LTIP Program and to executive officers under a comparable program exceeded the number shares currently available under the Company’s 2002 Plan, the number of shares to be issued on August 6, 2012 were proportionately reduced (as provided for in the individual award agreements) to an aggregate of 325,000 shares as available and authorized under the 2002 Plan and the remaining 140,816 shares would be issued at a later date upon shareholder approval of an increase in the number of shares of common stock available under the 2002 Plan as contemplated by this Proposal II. The number of shares to be awarded pursuant to the Non-Employee Director LTIP Program was determined by multiplying (i) the previously approved award percentage for the individual by (ii) the total number of outstanding shares of Company common stock at the time the performance goal was determined to have been met. The closing price of the Company’s stock on August 6, 2012, was $2.75 per share.

In the event a Change in Control of the Company occurs, a participant will be entitled to receive the full amount of the shares with respect to any Performance Goal as to which the related Performance Vesting Date did not occur prior to the date of the Change in Control as though the Performance Goal had been fully achieved as of the time of the Change in Control except with respect to the Share Appreciation Goals which will depend on the price per share of any change in control transaction. The term “Change in Control” for purposes of an award shall mean: a “Corporate Transaction” as defined in the Company’s 2002 Plan.

Assuming a Change of Control event during the Non-Employee Director LTIP Program period, and based upon the current level of the Company’s outstanding shares of common stock and the achievement of one of the performance goals, each non-employee director would be entitled to receive an aggregate of 152,346 shares (assuming that all remaining performance-based awards would be included as vested upon a change in control). A copy of the form of long term incentive plan award agreement for non-employee directors approved by the Committee and Board was previously filed with the SEC.

Reimbursement of Expenses. Non-employee Directors are also reimbursed for expenses incurred in connection with their attendance at Board or committee meetings and reasonable out-of-pocket business expenses associated with their Board service.

Employee Directors

Consistent with past practice, the Director compensation program provides that employee Directors receive no additional compensation in connection with their board service.

The following table sets forth the compensation of our non-employee Directors in 2011.

Director Compensation Table

Name	Fees earned or paid in cash(1)	Stock Awards (2)	Option awards(3)	All other compensation(4)	Total
Dr. Frederick W. Telling	$75,000	$9,600	$187,917	—	$272,517
Robert C. Koski	$45,000	$42,270	—	—	$87,270
Christine L. Koski	$40,000	$9,600	—	—	$49,600
Charles L. Pope	$55,000	$9,600	$187,917	—	$252,517
Dr. Alan Dunton	$23,750	$9,600	$204,117	—	$237,467

(1)	Amounts represent cash compensation earned by Directors during 2011 in connection with their Board service.
(2)	On November 14, 2011, the Company adopted a change to its director compensation program simultaneously with adding long term incentive program for the Company’s executive officers. See “Director Compensation — Long-Term Incentive Component.” In connection with such program each non-employee director was awarded an immediate retention award of 6,400 shares of our common stock. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718. In addition to the foregoing, the amount for Robert C. Koski, includes an award of 10,000 shares of restricted common stock made to Mr. Koski for his services as a liaison between the Board and Management during the vacancy of the Company’s office of President and Chief Executive Officer earlier in the year.
(3)	The compensation amount reflected with respect to the option awards represents the 2011 compensation expense associated with outstanding option grants to our non-employee directors. Upon joining our Board of Directors in April 2011, Dr. Dunton as a non-employee Director was granted options to acquire 5,000 shares of our common stock at $3.30 per share in accordance with our Director compensation program. In addition, our independent audit committee members (Dr. Dunton, Dr. Telling and Mr. Pope) were granted options to acquire 50,000 shares of our common stock in May, 2011 at an exercise price of $5.00 per share in accordance with the discretionary component of our director compensation program. Twenty-five thousand of the shares vested immediately with the remaining twenty-five thousand vesting on the anniversary of the grant date. The amounts reflected in the table with respect to these awards represent the 2011 compensation expense associated with such grants and do not reflect compensation actually received by the named directors. The Company uses a Black-Scholes option pricing model to estimate the fair value of the stock option grant. The use of a valuation model requires the Company to make certain assumptions with respect to selected model inputs. The average expected life is based on the contractual term of the option and on the simplified approach provided by SAB 107. The risk-free interest rate is based on the U.S. Treasury zero-coupon issues equal to the expected life assumed at the date of the grant.
(4)	No other compensation was paid to the non-employee Directors except for reimbursement for travel expenses to Board meetings, which did not exceed $10,000 individually or in the aggregate for our non-employee Directors.

Direct Shareholder Communication to Board Members

The Company does not currently have a formal process for direct security holder communications to the Board. The basis for the Board’s view that it is appropriate for the Company to not have such a formal process includes but is not limited to the following: the Company’s limited financial and personnel resources, the Company’s stage of operations and development and the ability for security holders to communicate with Board members informally.

Shareholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if shareholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607. All shareholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual director(s) or to the Company’s Board of Directors.

The Chairman of the Board of Directors, Dr. Frederick Telling, is an independent director and has been designated by the Board of Directors to preside at the executive sessions of the independent directors. If interested parties wish to make a concern known to the independent directors, they may do so in a writing addressed to the Chairman of the Board, Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607.

EXECUTIVE COMPENSATION

Compensation Practices and Risk

The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

Compensation Discussion and Analysis

Throughout this section of the Proxy Statement, the individuals who served as the Company’s chief executive officer and chief financial officer, as well as the other individuals included in the Summary Compensation Table herein, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee of the Company’s Board of Directors is responsible for establishing and evaluating the Company’s policies governing the compensation of its executive officers, including its named executive officers. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive.

Compensation Objective

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers;

•	Motivate and reward executive officers whose knowledge, skills, performance and business relationships are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and shareholders by motivating executive officers to ultimately increase shareholder value;

•	Compensate the Company’s executive officers to manage the Company’s business to meet its short term and long-range goals;

•	Ensure fairness among the executive officers by recognizing the contributions each executive officer makes to the Company’s success; and

•	Provide a competitive compensation package which includes some pay for performance factors.

Role of Others in Compensation Decisions

The Compensation Committee makes all of the decisions with respect to the compensation received by the Company’s executive officers. The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s chief executive officer. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except for the Company’s chief executive officer. The Company’s chief executive officer periodically reviews each of the other executive officers’ performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to any appropriate changes in base salary, bonus and grants of long-term equity incentive awards for the executive officers, excluding himself. Based in part on these recommendations from the Company’s chief executive officer and other considerations, the Compensation Committee approves such compensation arrangements of the Company’s executive officers other than the Company’s chief executive officer. The Compensation Committee also annually analyzes the chief executive officer’s performance and determines his salary, annual cash bonus and grants of long-term equity incentive awards.

2011 Executive Compensation Components

For the fiscal year ended December 31, 2011, the principal components of compensation for the Company’s executive officers were:

•	Annual base salary;

•	Bonus;

•	Long-term equity incentive compensation; and

•	Other benefits.

Annual Base Salary

Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company’s goals. While the initial base salary for the Company’s executive officers was determined by an assessment based upon the responsibilities of the position, the expected contribution of the position to our business, the experience and skill of the position, and competition in the marketplace for the talent; the factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee periodically reviews the base salary for each executive officer.

Bonus

The Company currently does not have a formal bonus program for its executive officers. The Company instituted a performance based bonus program in the 2011 fiscal year for the Chief Executive Officer pursuant to the requirements of his employment agreement. Bonuses for other executive officers are considered by the Compensation Committee and recommended at the discretion of the Compensation Committee for approval by our Board of Directors. See “Employment Contracts and Change of Control Arrangements” for a description of our Chief Executive Officer’s bonus program for 2011. The Compensation Committee expects to establish a bonus program for our Chief Executive Officer for the 2012 fiscal year.

Long-Term Equity Incentive Compensation

The Company awards long-term equity incentive awards to executive officers, including the named executive officers, as part of its total compensation package. These awards are consistent with the Company’s pay for performance principles and align the interests of the executive officers to the interests of the Company’s shareholders. The Compensation Committee reviews and approves the amount of each award to be granted to each named executive officer. Long-term equity incentive awards are made pursuant to the 2002 Incentive Plan.

The Company’s long-term equity incentive is currently in the form of options to acquire its common stock. Stock option awards provide the Company’s executive officers with the right to purchase shares of its common stock at a fixed exercise price for a period of up to ten years under the 2002 Plan. Stock options are granted under the 2002 Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. Stock options are earned on the basis of continued service to the Company and generally vest over a number of years or based upon other specific performance based criteria.

The Company’s long-term equity incentive also can be in the form of restricted share awards of the Company’s common stock under the 2002 Plan. Restricted stock awards provide the Company’s executive officers with the shares of its common stock subject to certain restrictions and/or vesting requirements. Restricted stock shares will be earned on the basis of continued service to the Company and will vest as set forth in the separate award agreements.

The Compensation Committee will determine the amount and features of the stock options and/or restricted stock, if any, to be awarded to executive officers. The Compensation Committee evaluates a number of criteria, including the past service of each such executive officer to the Company, the present and potential contributions of such executive officer to the Company’s success and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Incentive Plan, including the executive officer’s current stock holdings, years of service, position with the Company and other factors. The Compensation Committee will not apply a formula assigning specific weights to any of these factors when making its determination.

On November 14, 2011, the Compensation Committee of our Board of Directors as well as our Board of Directors approved a long-term performance-based incentive program (the “Executive LTPB Program”) to be administered under the Company’s 2002 Plan. The Executive LTPB Program is an incentive program designed to motivate the participants, including the Company’s CEO, to achieve the Company’s financial and other performance objectives and to reward them if, and when, those objectives are met. The Company believed it was in the best interest of the Company to: (i) develop a culture of achievement and performance; (ii) align the incentive structure to the long term goals of the Company; (iii) promote retention; (iv) promote achievement of targeted results; (v) use equity proactively and as an appropriate incentive; and (vi) employ variable compensation based upon performance goals.

The Company’s President and Chief Executive Officer, Dr. John Bonfiglio’s, employment agreement with the Company required the adoption of an equity based plan tied to certain performance goals. The Executive LTPB Program is intended by the Company to meet Dr. Bonfiglio’s employment agreement requirement. Accordingly, Dr. Bonfiglio, is a designated participant in the Executive LTPB Program, as well as certain other designated executive officers and employees.

The Executive LTPB Program provides for the award of shares of common stock as a bonus to designated executive officers and employees of the Company. The shares will be issued to participants during the term of the Executive LTPB Program, subject to the satisfaction of applicable performance goals (as described below). Participants are eligible to receive a bonus payable in shares of common stock if they continue to be employed by the Company through the first to occur of either of the following: (i) the Company’s achievement, on or before December 31, 2013 (the “Termination Date”), of the various “Performance Goals” set forth below, or (ii) the effective date of a “Change in Control” of the Company that occurs at any time following the date of this Agreement and on or before the Termination Date.

The Executive LTPB Program included an immediate retention award to be made to the designated participants, which was payable in shares of common stock of the Company, as a retention award (a “Retention Award”). The Retention Award was determined by multiplying (i) the approved award percentage for the Retention Award by (2) the total number of outstanding shares of Common Stock, determined on a non-fully diluted basis. Total retention awards issued to executive participants by the Company were 61,600 shares.

The performance periods for the Executive LTPB Program run from January 1, 2012 through December 31, 2013. Future Awards will be credited to participants, up to target levels, to the extent that the performance goals are satisfied, as determined by the Compensation Committee. Upon the occurrence of a “Performance Vesting Date” with respect to a “Performance Goal,” a participant is entitled to receive a number of shares of Common Stock determined by multiplying (1) the award percentage (each, an “Award Percentage”) corresponding to that particular Performance Goal as set forth in their individual award agreement by (2) the total number of outstanding shares of Common Stock, determined on a non-fully diluted basis, as of that particular applicable Performance Vesting Date. For purposes of an award, the “Performance Vesting Date” with respect to a Performance Goal shall be the day on which the Compensation Committee of the Company’s Board of Directors certifies and determines, in its reasonable discretion, that the applicable Performance Goal has been achieved. Participants are required to remain employees of the Company through the date on which the Compensation Committee makes a final determination under the Executive LTPB Program with respect to the satisfaction of any Performance Goal during the performance period.

The Executive LTPB Program provides for awards upon the Company achieving any of the following performance goals: (i) achievement of Company fiscal year sales equal or greater than $10,000,000; (ii) achievement of Company fiscal year sales equal or greater than $20,000,000; (iii) achievement by the Company of cash flow positive in any fiscal quarter; (iv) achievement by the Company of earnings per share in any fiscal year equal or greater than $0.02 per share of Company stock; (v) Achievement of price per share of Company stock equal to $10.00; (vi) Achievement of price per share of Company stock equal to $20.00; (vii) licensing of any science technology which results in upfront cash receipt of $2,000,000; or (viii) capital raise by the Company of $5,000,000 in both fiscal years or a $10,000,000 in a single raise.

An award agreement is delivered to each designated participant under the Executive LTPB Program, which sets forth the percentage award of shares to be awarded to the participant upon achievement of the designated Performance Goals and the terms thereof. New participants may be added to the Executive LTPB Program following the beginning of the performance period. A copy of the form of long term incentive plan award agreement for employee participants approved by the Committee and Board has been previously filed with the SEC and is referenced as an exhibit to our Form 10-K.

The share based awards payable to our executive officer and designated participants are based on the achievement of the performance goals listed above and tied to certain pre-determined and approved percentages. The specific percentages for Dr. Bonfiglio’s awards upon achievement of the specific Performance Goals as well as those of other participants and former officers are as follows:

	$10M	$20M	Positive	EPS	$10 Share	$20 Share	License	Company Capital
Executive	Sales	Sales	CF	Goal	Appreciation	Appreciation	Technology	Raise
Dr. John Bonfiglio	0.50%	0.40%	0.50%	0.70%	0.50%	0.30%	0.40%	0.70%
Dr. Martin Handfield	0.17%	0.13%	0.17%	0.23%	0.17%	0.10%	0.13%	0.23%
Michael Sullivan	0.22%	0.18%	0.22%	0.31%	0.22%	0.14%	0.18%	N/A

Former Officers:
Brian Bohunicky,	0.22%	0.18%	0.22%	0.31%	0.22%	0.14%	0.18%	0.31%
Dr. Robert Zahradnik	0.17%	0.13%	0.17%	0.23%	0.17%	0.10%	0.13%	0.23%

In the event a Change in Control of the Company occurs, a participant will be entitled to receive the full amount of the shares with respect to any Performance Goal as to which the related Performance Vesting Date did not occur prior to the date of the Change in Control as though the Performance Goal had been fully achieved as of the time of the Change in Control except with respect to the Share Appreciation Goals which will depend on the price per share of any change in control transaction. The term “Change in Control” for purposes of an award shall mean: a “Corporate Transaction” as defined in the Company’s 2002 Plan.

Assuming a Change of Control event during the Executive LTPB Program period, and based upon the current level of the Company’s outstanding shares of common stock, Dr. Bonfiglio, Dr. Handfield and Mr. Sullivan would be entitled to receive an aggregate of 680,118, 225,799 and 301,972 shares respectively, (assuming that all remaining performance awards would be included as vested upon a change in control).

Other Benefits

Retirement Benefits. The Company maintains a Simple Individual Retirement Arrangement plan in which all full-time employees, including the Company’s named executive officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in the Company’s stock under the 401k plan. The Company matches 100% of the employee’s contribution up to a maximum of 3% of the employee’s compensation.

Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage as may be provided and applicable to all employees.

Perquisites. Because the Company provides limited perquisites to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officers’ compensation packages.

Employment Agreements

The Company has employment agreements in effect with its executive officers, Dr. John Bonfiglio, Dr. Martin Handfield and Mr. Michael Sullivan, as well as other key employees. The Company entered into employment agreements with these executive officers to ensure that they would perform their respective roles with the Company for an extended period of time. In addition, the Company also considered the critical nature of each of their positions and the Company’s need to retain them when the Company committed to these agreements. See “Employment Contracts and Change in Control Arrangements.”

Resignation of Certain Executive Officers

On February 4, 2011 David Hirsch resigned as our President and Chief Executive Officer and director to pursue other opportunities. In connection with Mr. Hirsch’s resignation, his employment agreement was terminated and we entered into a separation and release agreement with Mr. Hirsch which provided for the payment of severance in the amount of $112,500 over six months in accordance with the Company’s normal payroll practices. Mr. Hirsch was entitled to the immediate payment of his accrued vacation which totaled $10,961.

On October 31, 2011, our founder and Chief Scientific Officer, Dr. Jeffrey Hillman retired from full time services to the Company and resigned from his executive positions with the Company and as a director. Pursuant to the terms of a separation agreement Dr. Hillman received an award of 120,000 restricted shares of the Company’s common stock subject to performance conditions as well as time based vesting. The performance based vesting relates to the completion of certain work-in-progress concerning the Company’s intellectual property and the time vesting is equal over a three year period with the restricted shares being subject to earlier vesting upon a change of control. The separation agreement also provides for the amendment of Dr. Hillman’s outstanding stock option agreements to (a) vest any unvested options and (b) extend the exercise period of such options for one year post separation of employment until October 31, 2012. No severance payments were made to Dr. Hillman.

On January 27, 2012, Mr. Brian Bohunicky resigned as our Chief Financial Officer, Secretary and Treasurer to pursue other opportunities. In connection with Mr. Bohunicky’s resignation, we entered into a separation and release agreement with Mr. Bohunicky which provided for the payment of severance in the amount of $100,000 over six months in accordance with the Company’s normal payroll practices. Mr. Bohunicky’s employment agreement was terminated in connection with the separation and release agreement.

On April 30, 2012, Dr. Robert Zahradnik resigned as our Vice President of Operations to pursue other opportunities.

2011 Compensation Decisions

The Company believes that the total compensation paid to its named executive officers for the fiscal year ended December 31, 2011 achieved the overall objectives of its executive compensation program. In accordance with its overall objectives, executive compensation for 2011 was competitive with other similarly-sized companies. The Compensation Committee took the following key compensation actions in 2011:

•	Determination of Chief Executive Officer Compensation: The Compensation Committee approved the terms of Dr. Bonfiglio’s initial employment agreement with the Company as its Chief Executive Officer.

•	Determination of Annual Base Salaries: The Compensation Committee made no changes in any named executive officer annual base salaries during 2011.

•

Determination of Annual Cash Bonus: The Compensation Committee established a performance-based 2011 bonus plan for the Chief Executive Officer pursuant to the terms of his employment agreement. The Committee subsequently approved a bonus award to the Chief Executive Officer based on such bonus plan. The Committee did not award any discretionary bonuses to the Company’s other named executive officers for fiscal 2011.

•	Long Term Equity Incentive Compensation:

•	The Committee approved an award of restricted stock to the Company’s former chief financial officer;

•	The Committee granted stock options to the Chief Executive Officer under the 2002 Plan upon initially becoming the Company’s Chief Executive Officer;

•	The Committee granted stock options to the Chief Executive Officer and certain of the other named executive officers;

•

Established Long Term Performance-Based Equity Incentive Compensation Program: The Compensation Committee established the Executive LTPB Program on November 14, 2011 and designated the named executive officers as participants; and

•

Retention Awards. Pursuant to the adoption of the Executive LTPB Program, on November 14, 2011, and pursuant thereto, Dr. Bonfiglio, Dr. Handfield, Mr. Bohunicky and Dr. Zahradnik were immediately awarded the Retention Awards in share amounts of 29,000, 9,900, 12,800 and 9,900 shares, respectively under the 2002 Plan. The closing price of the Company’s common stock on November 14, 201l, the date of the awards, was $1.50. These awards were made to secure the continued service of such executive officers given the financial position of the Company at the time.

Summary Compensation Table

The following table sets forth the aggregate compensation in 2011 and 2010 for services in all capacities paid or accrued by the Company to our most highly compensated officers and certain of our former officers who earned more than $100,000 in total salary and bonus during the fiscal year ended December 31, 2011 (the “Named Executive Officers”).

Name and principal position	Year	Salary	Bonus	Stock Awards (8)	Option awards (8)	All other compensation (9)	Total
John N. Bonfiglio Ph.D.	2011	$168,718	$16,333	$43,500	$421,046	$4,550	$654,147
Chief Executive Officer(1)	2010	$—	$—	$—	$—	$—	$—
Principal Executive Officer, PEO

Michael Sullivan(2)	2011	$—	$—	$—	$—	$—	$—
Chief Financial Officer	2010	$—	$—	$—	$—	$—	$—

Dr. Martin Handfield(3)	2011	$171,000	$—	$14,850	$2,104	$5,130	$193,084
Vice President of Research and Development	2010	$171,000	$—	$—	$—	$5,130	$176,130

Former Officers:

David Hirsch(4)	2011	$21,346	$—	$—	$—	$123,963	$145,309
Chief Executive Officer	2010	$225,000	$—	$—	$—	$6,750	$231,750

Dr. Jeffrey D. Hillman(5)	2011	$166,667	$—	$40,227	$—	$29,356	$236,250
CEO	2010	$200,000	$—	$—	$—	$6,000	$206,000

Brian J. Bohunicky(6)	2011	$200,000	$—	$51,870	$29,233	$6,000	$287,103
Chief Financial Officer	2010	$200,000	$—	$—	$—	$6,000	$206,000

Dr. Robert Zahradnik(7)	2011	$135,000	$—	$14,850	$1,653	$4,050	$155,553
Vice President of Operations	2010	$135,000	$—	$—	$—	$4,050	$139,050

(1)	Dr. Bonfiglio became our President and Chief Executive Officer on May 25, 2011 and as such he did not earn any compensation during 2010. We entered into an employment agreement with Dr. Bonfiglio. See “Employment Contracts and Change of Control Agreements” for a discussion of the terms of Dr. Bonfiglio’s employment agreement with us. Upon commencing employment with us on May 25, 2011 Dr. Bonfiglio’s annual salary was set at $ 280,000 and he was awarded options to acquire 125,800 shares of our common stock at an exercise price of $4.76 per share (the closing price on the grant date). Of these options, 78,625 vested immediately and the remaining 47,175 vest over three years on the anniversary date of the grant. In addition, on September 28, 2011 Dr. Bonfiglio was granted options to acquire 39,200 shares of common stock at an exercise price of $1.50 per share (the closing price on the grant date). The options vest equally on an annual basis over a three year period. Option awards to Dr. Bonfiglio were made pursuant to our 2002 Plan. Pursuant to the terms of Dr. Bonfiglio’s employment agreement the Board of Directors adopted a bonus plan for the achievement of certain financial and other performance objectives. See “Employment Contracts and Change in Control Arrangements—Chief Executive Bonus Plan,” for discussion of the bonus plan. Under the bonus plan Dr. Bonfiglio was awarded a bonus of $16,333 for 2011. In addition to the bonus plan, Dr. Bonfiglio’s employment agreement required the adoption of an equity based award program tied to certain performance goals. On November 14, 2011, the Company adopted a long-term performance-based incentive program and broadened its applicability to other designated officers and employees (the “Executive LTPB Program”). See “Executive Long-Term Performance-Based Incentive Program” below for a summary of the Executive LTPB Program. Dr. Bonfiglio received 29,000 shares of our common stock under the 2002 Plan and pursuant to the Executive LTPB Program as an immediate retention award. The retention award shares vested immediately. In addition, as part of Dr. Bonfiglio’s employment agreement we agreed to reimburse Dr. Bonfiglio for up to $30,000 in relocation and temporary living expenses. We reimbursed $20,305 in such expenses during 2011 which are not reflected in the above table.

(2)	Mr. Sullivan became our Chief Financial Officer on February 6, 2012 and as such he did not serve the Company in any capacity during 2011 or 2010.
(3)	Dr. Handfield was awarded stock options on September 28, 2011, to acquire 16,800 shares of common stock under our 2002 Plan at an exercise price of $1.50 (the closing price on the grant date). These options vest equally on an annual basis over a three year period. Dr. Handfield was also included as one of the designated participants in the Executive LTPB Program and as such he received 9,900 shares as a retention award under our Stock Incentive Plan which vested immediately.
(4)	On February 4, 2011 Mr. Hirsch resigned as our President and Chief Executive Officer and Director to pursue other opportunities. We entered into a separation and release agreement with Mr. Hirsch which provides for the payment of six months’ severance to Mr. Hirsch based upon his annual salary. The amount under salary represents that portion of Mr. Hirsch’s salary applicable to the time he served as our President and Chief Executive Officer. Included in the amount listed under All Other Compensation is $112,500 in severance payments and $10,961 in accrued but unused vacation pay paid to Mr. Hirsch.
(5)	Effective October 31, 2011, Dr. Hillman retired from full time service to us. Included in Stock Awards, is $40,227 in compensation associated with the issuance to Dr. Hillman of 120,000 shares of restricted common stock relating to Dr. Hillman’s continued assistance with the writing and filing of certain patent applications and the documentation of certain production process. Included in All Other Compensation for 2011, is $24,356 of accrued but unused vacation pay.
(6)	On January 27, 2012 Mr. Bohunicky resigned as our Chief Financial Officer. During 2011, Mr. Bohunicky was awarded 10,000 shares of restricted stock on March 11, 2011 half of which vested in six months and half of which vested on the anniversary of the award. Mr. Bohunicky was also awarded stock options on March 11, 2011 to acquire 20,000 shares of common stock under our 2002 Plan at an exercise price of $3.60 (the closing price on the date of grant). One-third of these options vested on the first anniversary of the date of grant, with an additional one-third becoming exercisable on each of the following two anniversaries of the date of grant. Mr. Bohunicky was also awarded stock options on September 28, 2011, to acquire 28,000 shares of common stock under our 2002 Plan at an exercise price of $1.50 (the closing price on the date of grant). These options vested equally on an annual basis over three years. Mr. Bohunicky was also included as one of the initial designated participants in the Executive LTPB Program and as such he received 12,800 shares as an immediate retention award under our 2002 Plan which vested immediately. We also reimbursed Mr. Bohunicky for $15,000 of expenses associated with his contemplated relocation to the location of our primary corporate headquarters. Such reimbursements are not reflected in the above table. In connection with Mr. Bohunicky’s resignation he ceased being a participant in the Executive LTPB Program and the options have expired without being exercised.
(7)	On April 30, 2012 Dr. Zahradnik resigned to purse other interests. During 2011, Dr. Zahradnik was awarded stock options on September 28, 2011, to acquire 13,200 shares of common stock under our 2002 Plan at an exercise price of $1.50 (the closing price on the grant date). These options vested equally on an annual basis over a three year period. Dr. Zahradnik was also included as one of the initial designated participants in the Executive LTPB Program and as such he received 9,900 shares as a retention award under our 2002 Plan, which vested immediately. In connection with Dr. Zahradnik’s resignation he ceased being a participant in the Executive LTPB Program and the options have expired without being exercised.
(8)	The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718, Compensation—Stock Compensation (ASC 718). Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair values relating to share grants have been determined under ASC 718 and were calculated using the common stock closing price on the date of grant and multiplying that price by the number of shares subject to the share grant. The equity-based compensation expense relating to the stock grants is recognized over the requisite service period of the grant. For option awards, we utilize the Black-Scholes option pricing model to determine the fair value on the date of the grant multiplied by the number of options subject to the option grants in accordance with ASC 718. The stock-based compensation expense relating to the stock option grants is recognized over the requisite service period of the grant and the amounts included in the Option Awards column do not reflect compensation actually received by the named executive officers. For information on the assumptions used to calculate the fair value of stock option grants, refer to Footnote 1, “Organization and Significant Accounting Policies” in our financial statements for the year ended December 31, 2011.
(9)	Our Simple IRA retirement plan requires us to match employee contributions up to the first 3% of compensation earned and amounts presented also include our matching contribution and the amounts in this column represent such contributions. This column excludes certain payments for personal benefits for Mr. Hirsch and Dr. Hillman that did not exceed $10,000 individually or in the aggregate.

Current Executive Officers and Key Employees

We are led by a team of executives that are chosen by the Board of Directors. Currently, we have three executive officers, set forth below is biographical information for executive officers and certain identified key employees.

Executive Officers

Dr. John N. Bonfiglio. The biography of Dr. Bonfiglio is included above under Proposal I “Information About Nominees.”

Michael Sullivan. Mr. Sullivan has served as our Chief Financial Officer, Secretary and Treasurer since February 6, 2012. Mr. Sullivan has held senior level financial positions for several publicly and privately held businesses including Utek Corporation, eANGLER, and HSN Direct International Limited. Most recently, he was the Group Financial Officer for the Investigative Services and Litigation Consulting Services segment of First Advantage Corporation a firm specializing in talent acquisition solutions where he streamlined the employee recruitment process. Mr. Sullivan is a Florida Certified Public Accountant. He graduated from the Florida State University with a Bachelor of Science in Accounting and a Master of Business Administration.

Key Employee

Dr. Martin Handfield. Dr. Handfield has served as our Director of Research and Development since January 2009. Prior to joining our Company, Dr. Handfield held a position as Tenured Associate Professor at the Center for Molecular Microbiology and the Department of Oral Biology at the University of Florida College of Dentistry, where he co-invented IVIAT and co-founded ivi Gene Corp. and Epicure Corp. to commercialize this and related technologies. Dr. Handfield holds a B.S. degree in Biochemistry, and a MS degree and PhD in Microbiology and Immunology from the Université Laval College of Medicine in Canada, and did postdoctoral training at the University of Florida under the mentorship of Dr. Hillman.

Incentive Awards

The Compensation Committee believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Compensation Committee utilizes the 2002 Plan to provide incentives to employees. We do not have any separate long-term incentive plans that provide compensation intended to serve as incentives for performance other than awards contemplated under, or pursuant to, our 2002 Plan.

During the year ended December 31, 2011, we granted options and restricted stock awards to our named executive officers. A description of these awards is set forth in the footnotes to the Summary Compensation Table above. These awards were made pursuant to individual award agreements substantially similar to the form of stock option agreement attached as an exhibit to our 2002 Plan, or in the case of restricted stock, pursuant to a restricted stock award agreement each of which have been previously filed with the SEC. In connection with the awards contemplated pursuant to the Executive LTPB Program, the performance awards criteria are set forth in separate award agreements with each designated participant, forms of which have also been previously filed with the SEC for our executive officers and our non-employee directors.

Outstanding Equity Awards

The following table provides information concerning unexercised options, stock that have not vested, and equity incentive plan awards outstanding as of December 31, 2011:

Option Awards								Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Equity incentive Plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested
Dr. John N. Bonfiglio	78,625					4.76	5/24/2021
Principal Executive			47,175	(1)		4.76	5/24/2021
Officer			39,200	(1)		1.50	9/27/2021

Dr. Martin Handfield	15,000					10.40	9/18/2018
Vice President of	8,333	(1)	4,167	(1))		5.40	12/1/2019
Research and			4,275	(2)		5.40	12/1/2019
Development	2,500					5.40	12/12/2019
			16,800	(1)		1.50	9/27/2021
Former Officers:
David Hirsch(3)	—		—		—	—	—
Chief Executive Officer

Dr. Jeffrey D. Hillman(4)	35,000				—	17.00	10/31/2012
Chief Scientific Officer	45,000					5.40	10/31/2012
								120,000

Brian J. Bohunicky(5)	16,667		8,333	(1)		5.40	12/12/2019
Chief Financial Officer			20,000	(1)		3.60	3/11/2021
			28,000	(1)		1.50	9/27/2021
									5,000

Dr. Robert Zahradnik(6)	6,667	(1)	3,333	(1)		5.40	12/12/2019
Vice President of			3,375	(2)		5.40	12/12/2019
Operations			13,200	(1)		1.50	9/27/2021

(1)	Represents awards that are time vested with each award vesting evenly on an annual basis over three years, subject to earlier vesting upon a change in control as defined in the award agreements.
(2)	Represents awards that vest upon the first calendar quarter in which we report a net profit in a Form 10-Q Report or a Form 10-K Report. These awards expire on the earlier of (i) December 1, 2019 or (ii) such date we cease to be required to file quarterly or annual reports with the Securities and Exchange Commission.
(3)	All outstanding option awards made to our former Chief Executive Officer David Hirsch, were forfeited due to the lack of exercise following Mr. Hirsch’s resignation from the Company on February 11, 2011.
(4)	Options awarded to our founder and former Chief Scientific Officer were amended in connection with his retirement from the Company to accelerate the vesting of all unvested outstanding options and to extend the exercise date to one year following the effective date of his retirement of October 31, 2011. In addition, Dr. Hillman received an award of 120,000 shares of restricted common stock which is subject to performance conditions and time vesting. The performance based vesting relates to the completion of certain work-in-progress concerning Company intellectual property and the time vesting is equal over a three year period with the restricted shares being subject to earlier vesting upon a change of control.

(5)	Our former Chief Financial Officer Mr. Bohunicky received 10,000 shares of restricted stock half of which vested within six months and the remaining 5,000 shares reflected in the table were forfeited due to his resignation prior to the vesting of the remaining 5,000 shares.
(6)	The options listed in the table were forfeited due to the lack of exercise following Dr. Zahradnik’s resignation from the Company on April 30, 2012.

Employment Contracts and Change in Control Arrangements

Dr. John Bonfiglio, President and Chief Executive Officer— Executive Employment Agreement.

On May 23, 2011, we entered into an Executive Employment Agreement with Dr. Bonfiglio. Under the terms of Dr. Bonfiglio’s Executive Employment Agreement, Dr. Bonfiglio’s employment with us became effective May 25, 2011 and he receives an annual base salary of not less than $280,000 and will be eligible for bonuses of up to 50% of his annual salary based on appropriate Company based, and individual based, targets determined in the discretion of the Compensation Committee as approved by the full Board of Directors.

Dr. Bonfiglio will be eligible to participate in the medical insurance and other benefits available to all employees except his annual vacation will be set at four (4) weeks. In connection with Dr. Bonfiglio’s employment we agreed to pay for two weeks of hotel and rental car expenses for Dr. Bonfiglio’s initial two weeks of employment with us as well as reimburse Dr. Bonfiglio of up to $30,000 in expenses associated with his relocation and temporary living expenses.

In connection with Dr. Bonfiglio’s commencement of employment, he was awarded stock options to acquire 125,800 shares of common stock under our Stock Incentive Plan, at an exercise price of $4.76, which was the closing price on the grant date, May 25, 2011. Of the options granted 78,625 vest immediately and are exerciseable over ten (10) years. The remaining 47,175 options vest at an even amount over the next three years on the anniversary date of grant. Dr. Bonfiglio is also eligible for additional equity awards based upon the Executive LTPB Program we developed, which contains awards that are tied to the achievement of Company objectives.

Dr. Bonfiglio’s Executive Employment Agreement is terminable at any time by either party and if Dr. Bonfiglio is involuntarily terminated by us he shall receive his base salary and vacation pay each accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the employee handbook (which applies to all employees) and benefits available under any applicable incentive plan in which he participates. In addition, if Dr. Bonfiglio’s separation from employment is not voluntary and without cause, we would be obligated to pay Dr. Bonfiglio six months of his annual base salary as severance plus any earned, accrued but unpaid bonus and Dr. Bonfiglio shall be entitled to out placement service benefits. If Dr. Bonfiglio is terminated for cause, he shall be entitled to receive his base salary and accrued vacation due through the date of termination and any nonforfeitable benefits already earned and payable to Dr. Bonfiglio under the terms of the employee handbook or other applicable incentive plans maintained by us. Cause is defined in the Executive Employment Agreement as any action that is illegal or immoral that reflects on us, the employee, or the ability of either to function optimally. If Dr. Bonfiglio voluntarily resigns, he shall be entitled to his base salary and accrued vacation due through the date of termination (including any mutually agreed upon notice period) and any nonforfeitable benefits already earned and payable to the executive officer or key employee under the terms of the employee handbook or other incentive plans maintained by us.

If Dr. Bonfiglio dies during the term of his employment, the estate of Dr. Bonfiglio shall be paid his salary as it would have accrued over a period of thirty days after Dr. Bonfiglio’s death. We shall also extend his right to exercise vested stock options for six months provided such extension is permitted under the Stock Incentive Plan. In the event Dr. Bonfiglio becomes disabled (as defined in the then applicable short and long-term disability insurance policies) we shall pay to Dr. Bonfiglio his salary as it would have accrued over a period of 30 days after he became so disabled and we shall extend his right to exercise vested stock options for six months provided such extension is permitted under the Stock Incentive Plan.

The Executive Employment Agreement also includes non-disclosure and Company ownership of development provisions, as well as a provision providing for us to defend and indemnify Dr. Bonfiglio if he is named as a defendant in any lawsuit regarding any action taken within the scope of employment.

In the event of a change in control, any stock options or other awards granted (other than performance awards) under our Incentive Plan shall become immediately vested in full and in the case of stock options exercisable in full. If the change in Stock control results in an involuntary separation from employment within 180 days following a change in control, Dr. Bonfiglio would be entitled to (i) receive six months of salary and the extension of his benefits (excluding vacation time and paid time off) for two months and (ii) exercise vested options for two months from the date of separation, provided said extension period is allowed under the Stock Incentive Plan. Under the Executive Employment Agreement, “involuntary separation of employment” means (i) termination without cause, (ii) any reduction in responsibilities of office altering the status of Dr. Bonfiglio as an employee, or (iii) the duplication of Dr. Bonfiglio’s position by an equivalent executive in an acquiring entity. “Change in control” means the sale of the entire company, or substantially all of its assets, or the sale of the business unit employing an individual which results in the termination of employment or subsequent transfer of the employment relationship to another legal entity, or entity, or single party acquiring more shares than are owned by the Koski Family Limited Partnership, including its members and their immediate families, including spouses and their children; provided, such sale would qualify as a “change in ownership” “change in effective control” or “change in the ownership of substantially all of the assets” of the Company as these terms are defined in Treasury Regulation Section 1.409A-3(i)(5).

Chief Executive Bonus Plan

On August 29, 2011, our Board of Directors adopted an executive bonus plan for 2011 for our President and Chief Executive Officer, Dr. John Bonfiglio. The executive bonus plan was an incentive program designed to motivate our CEO to achieve our financial and other performance objectives and to reward the CEO if, and when, those objectives were met. Dr. Bonfiglio’s employment agreement with the Company required the adoption of a bonus plan and provides for a target bonus of up to 50% of his annual base salary (“Bonus Target”). The bonus payable to Dr. Bonfiglio would be based on the achievement of the following:

(i) up to 40% of the targeted bonus for Company performance objectives related to the Company’s revenue and non-GAAP operating profit as compared to the Company’s operating plan between July and December 2011;

(ii) up to 25% of the targeted bonus for Company performance objectives related to raising capital;

(iii) up to 15% of the targeted bonus for individual performance objectives concerning the development of long and short term strategic plans approved by the Board; and

(iv) up to 20% of the targeted bonus for meeting specified science objectives tied to licensing, validation testing, and study enrollment.

Achievement of each factor would be measured independently, and a minimum threshold for each factor must be met for any credit to be given to that factor. The Board set a minimum threshold, target objective for annual revenue and non-GAAP operating profit. Accordingly, the bonuses earned could range from zero to 100% of Dr. Bonfiglio’s Bonus Target and would vary depending on the extent to which actual performance met, exceeded or fell short of the goals approved by the Board. Based upon the assessment of the above factors the Compensation Committee determined to award Dr. Bonfiglio a bonus of $16,333 for 2011. The Compensation Committee currently expects to establish a bonus plan for 2012 for Dr. Bonfiglio.

Employment Agreements—Mr. Sullivan and Dr. Handfield

We have entered into employment agreements with our key employees, including Mr. Michael Sullivan and Dr. Martin Handfield (the “Employment Agreements”). The annual base salaries provided in the Employment Agreements are $180,000 and $171,000 for Mr. Sullivan and Dr. Handfield, respectively, and are payable in installments consistent with our normal payroll practices. Mr. Sullivan and Dr. Handfield are also eligible under the Employment Agreements to receive annual bonuses during the term at the discretion of the Compensation Committee and the Board of Directors with Mr. Sullivan’s employment agreement providing for such a discretionary bonus of up to 25% of his base salary.

The Employment Agreements are terminable at any time by either party and if the executive officer or key employee is involuntarily terminated by us he shall receive his base salary and vacation pay each accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the employee handbook (which applies to all employees) and benefits available under any applicable incentive plan in which employee participates. In addition, if the executive officer or key employee’s separation from employment is not voluntary and without cause, we would be obligated to pay the executive officer or key employee six months of his annual base salary as severance and the executive shall be entitled to out placement service benefits. If the executive officer or key employee is terminated for cause, he shall be entitled to receive his base salary and accrued vacation due through the date of termination and any nonforfeitable benefits already earned and payable to the executive or key employee under the terms of the employee handbook or other applicable incentive plans maintained by us. Cause is defined in the Employment Agreements as any action that is illegal, immoral, or improper that reflects on the Company, the employee, or the ability of either to function optimally. If the executive officer or key employee voluntarily resigns, he shall be entitled to this base salary and accrued vacation due through the date of termination (including any mutually agreed upon notice period) and any nonforfeitable benefits already earned and payable to the executive officer or key employee under the terms of the employee handbook or other incentive plans maintained by us.

If the executive officer or key employee dies during the term of employment with us, the estate of the employee shall be paid the salary of the employee as it would have accrued over a period of thirty days after the executive officer’s death. We shall also extend the executive officer or key employee’s right to exercise vested stock options for six months provided such extension is permitted under the Stock Incentive Plan. In the event the executive officer or key employee becomes disabled (as defined in the then applicable short and long-term disability insurance policies) we shall pay to the executive officer or key employee his salary as it would have accrued over a period of 30 days after the executive or key employee became so disabled and we shall extend the executive officer or key employee’s right to exercise vested stock options for six months provided such extension is permitted under the Stock Incentive Plan.

The Employment Agreements also each include non-disclosure and Company ownership of development provisions, as well as a provision providing for the Company to defend and indemnify the executive or key employee if the executive or key employee is named as a defendant in any lawsuit regarding any action taken within the scope of employment.

In the event of a change in control, any stock options or other awards granted (other than performance awards) under our Stock Incentive Plan shall become immediately vested in full and in the case of stock options exercisable in full. If the change in control results in an involuntary separation from employment of the executive officer or key employee within 180 days following a change in control, the executive officer or key employee would be entitled to (i) receive six months of salary and the extension of his benefits (excluding vacation time and paid time off) and (ii) exercise vested options for six months from the date of separation, provided said extension period is allowed under the Stock Incentive Plan. Under the Employment Agreements, “involuntary separation of employment” means (i) termination without cause, (ii) any reduction in responsibilities of office altering the status of the executive officer or key employee as an employee, or (iii) the duplication of the executive officer or key employees position by an equivalent executive in an acquiring entity and “change in control” means the sale of the entire company, or substantially all of its assets, or the sale of the business unit employing an individual which results in the termination of employment or subsequent transfer of the employment relationship to another legal entity, or entity, or single party acquiring more shares than are owned by the Koski Family Limited Partnership, including its members and their immediate families, including spouses and their children.

Employment Relationship—Dr. Zahradnik

We do not have an employment agreement with Dr. Zahradnik. His employment with the Company is at will and he received benefits generally available to our employees.

Our founder and former Chief Scientific Officer, Dr. Jeffrey Hillman

In connection with Dr. Hillman’s retirement effective October 31, 2011, our employment agreement with Dr. Hillman was terminated. We entered into a separation agreement with Dr. Hillman. Pursuant to the terms of the separation agreement Dr. Hillman received an award of 120,000 restricted shares of the Company’s common stock subject to performance conditions as well as time based vesting. The performance based vesting relates to the completion of certain work-in-progress concerning the Company’s intellectual property and the time vesting is equal over a three year period with the restricted shares being subject to earlier vesting upon a change of control. The separation agreement also provides for the amendment of Dr. Hillman’s outstanding stock option agreements to (a) vest any unvested options and (b) extend the exercise period of such options for one year post separation of employment until October 31, 2012.

Our former Chief Executive Officer and President, David Hirsh

On February 4, 2011 Mr. Hirsch resigned from the Company and we entered into a separation and release agreement with Mr. Hirsch that provided for the payment of six months’ severance and his employment agreement with us was terminated.

Our former Chief Financial Officer, Secretary and Treasurer, Brian Bohunicky

On January 27, 2012 Mr. Bohunicky resigned as Chief Financial Officer, Secretary and Treasurer of the Company and we entered into a separation and release agreement with Mr. Bohunicky that provided for the payment of six months severance and his employment agreement with us was terminated.

Equity Compensation Plan Information

We maintain an equity-based compensation plan—the 2002 Incentive Plan. A description of our 2002 Plan is set forth in Proposal II. The Stock Incentive Plan has been approved by our shareholders. The following table sets forth the number of shares of our common stock subject to outstanding options and rights under the 2002 Plan, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under the 2002 Plan as of December 31, 2011 (in thousands, except exercise price):

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	725,173	$4.85	273,228
Equity compensation plans not approved by security holders(1)	—	—	—
Total	725,173	$4.85	273,228	(2)

(1)	The Company does not have any equity compensation plans that have not been approved by security holders. The Company does have warrants outstanding (i) to acquire 306,388 shares of common stock outstanding at a weighted average exercise price of $19.14 per share, 288,888 of which were issued in connection with a private placement in June 2008, (ii) to acquire 2,170,925 shares of common stock at an exercise price of $2.00 per share that were issued to the KFLP in connection with our Debt Exchange Agreement and Loan Agreement consummated on March 23, 2012, and (iii) to acquire 771,169 shares of common stock at an exercise price of $1.50 per share to the placement agent in connection with the closing of our private placement on July 31, 2012.
(2)	As of September 17, 2012 we only had 64,262 shares remaining for issuance under the 2002 Plan. See Proposal II.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 17, 2012, certain information concerning the beneficial ownership of each class of our voting securities by: (i) each person known by us to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each of our Directors and named executive officers, and (iii) all executive officers and Directors as a group.

The number of shares beneficially owned by each 5% shareholder, Director or named executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after September 17, 2012 through the exercise of any stock option, warrant or other right, or conversion of any security. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and address(1)	Number of shares beneficially owned	Percentage of ownership(2)
5% shareholders
Koski Family Limited Partnership(3)	13,438,465	45.7%
Randall J. Kirk (4)	5,249,980	19.3%
Fidelity(5)	1,666,666	6.1%

Directors and officers
Dr. John Bonfiglio (6)	278,168	1.0%
Christine L. Koski(3)(7)	12,432,814	42.2%
Robert C. Koski(3)(8)	12,490,814	42.4%
Charles L. Pope(9)	104,481	*
Dr. Alan Dunton(9)	104,481	*
Dr. Frederick W. Telling(9)(10)	212,592	*
Michael Sullivan (11)	15,000	*
(All Directors and officers as a group 7 persons) (12)	13,673,521	45.9%

*	less than one percent
(1)	Except as indicated, the address of the person named in the table is c/o Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607.
(2)	For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 27,204,721 shares of common stock outstanding as of September 17, 2012, plus the number of shares of common stock that such person has the right to acquire within 60 days.

(3)	Based upon information provided by the Koski Family Limited Partnership, or KFLP, in the amendment to its Schedule 13D filing with the SEC on August 10, 2012, includes (i) 9,767,742 shares held directly by the KFLP and 2,170,925 shares able to be acquired based upon outstanding warrants, and (ii) 481,066 shares held by KFLP partner Christine Koski, 41,400 shares held by KFLP partner Robert Koski, 10,000 shares held by KFLP partner Koski Management, Inc. (solely owned by Beverly Koski), 469,666 shares held by KFLP partner, Thomas Koski, and 497,666 shares held in trusts which Robert Koski serves as sole trustee (See Note 7 below). Christine L. Koski, Robert C. Koski, Thomas L. Koski and Beverly Koski (as sole owner of Koski Management, Inc.) share voting and investment powers as general partners of the KFLP. The address for the KFLP is 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219.
(4)	Based upon information provided by Schedule 13D filings with the SEC, dated June 12, 2012 and August 3, 2012, the number of shares includes (i) 4,392,425 shares owned directly by Intrexon Corporation (“Intrexon”) that is controlled by Mr. Randal J. Kirk, and (ii) 857,555 shares owned directly by NRM VII Holdings, I, LLC, a Delaware Limited Liability Company that is also controlled by Mr. Kirk. Mr. Kirk is the Chairman and Chief Executive Officer of Intrexon and over which Mr. Kirk, directly and through certain affiliates, has voting and dispositive power of a majority of the outstanding capital stock. Mr. Kirk may therefore be deemed to have voting and dispositive power over the 857,555 shares of common stock owned by NRM Holdings and the 4,392,425 shares of common stock owned by Intrexon. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Kirk’s principal business office is The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141. Intrexon’s address as reflected in Schedule 13D is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.
(5)	Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,666,666 shares of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,666,666 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(6)	Includes: (i) 30,250 shares held directly, (ii) 94,350 shares able to be acquired pursuant to outstanding stock option awards and (iii) 153,568 shares awarded pursuant to the long term incentive performance-based program due to a performance goal being achieved with 56,482 shares thereof entitled to be issued upon approval of Proposal II by our shareholders.
(7)	In addition to the 9,767,742 shares reflected as being directly owned by the KFLP and the 2,170,925 shares able to be acquired pursuant to warrants, described in Note 3, the share amounts also include: (i) 481,066 shares owned directly by Ms. Koski which includes 6,400 shares and 30,000 shares awarded to Ms. Koski as a director pursuant to the non-employee director long-term incentive program as a retention award and due to a performance goal being achieved, respectively, and (ii) 13,081 shares entitled to be issued to Ms. Koski pursuant to the non-employee director long-term incentive program representing the balance of shares due to Ms. Koski upon approval of Proposal II by our shareholders.
(8)	In addition to the 9,767,742 shares reflected as directly owned by the KFLP and the 2,170,925 shares able to be acquired pursuant to warrants, described in Note 3, the share amounts also includes: (i) 41,400 shares owned directly by Mr. Koski (which includes 6,400 shares and 30,000 shares awarded to Mr. Koski as a director pursuant to the non-employee director long-term incentive program as a retention award and due to a performance goal being achieved, respectively), (ii) 497,666 shares owned by trusts for which Mr. Koski serves as sole trustee as follows: the Robert Clayton Koski Trust for the benefit of Anthony James Hunter (100,000 shares); The Robert Clayton Koski Trust for the benefit of Hunter Buchanan Koski (100,000 shares); The Robert Clayton Koski Trust for the benefit of Clayton Ward Bennett (100,000 shares); and The Robert Clayton Koski Trust for the benefit of Robert Edward Koski (100,000 shares) and the Robert Clayton Koski Trust for the benefit of Elyse Margaux Koski (97,666 shares) and (iii) 13,081 shares entitled to be issued to Mr. Koski pursuant to the non-employee director long-term incentive program representing the balance of shares due to Mr. Koski upon approval of Proposal II by our shareholders.
(9)	Includes (i) 5,000 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director compensation program upon initially becoming Directors, (ii) 50,000 option shares granted to each of our independent, non-employee directors serving on our audit committee, (iii) 6,400 shares awarded pursuant to a change in the director compensation program to provide long term incentives which included an immediate retention award component and (iv) 43,081 shares awarded on the non-employee director long term incentive program due to a performance goal being achieved with 13,081 shares thereof entitled to be issued upon approval of Proposal II by our shareholders.

(10)	Includes 108,111 shares owned directly by Dr. Telling.
(11)	Represents currently excerciseable stock options and excludes 30,000 shares pursuant to stock options not currently exerciseable.
(12)	Excludes 10,000 shares owned directly by Koski Management, Inc. (solely owned by Beverly Koski) and 469,666 shares owned directly by Thomas Koski, neither of which are directors or employees of the Company, but both of which are general partners of the KFLP. If such shares are included the beneficial ownership percentage of the group would be 47.5%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Board of Directors (or, to the extent applicable, our disinterested directors) is responsible for reviewing all transactions between the Company and any officer or Director of the Company or any entity in which an officer of Director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

Financing Transactions

December 2009 Private Placement

On December 30, 2009, we issued a total of 500,813 shares of restricted common stock in the initial closing of a private placement to accredited investors including the Koski Family Limited Partnership, or KFLP, our largest shareholder (the “December 2009 Private Placement”), for initial proceeds of $2,504,062. The shares were sold at $5.00 per share. The initial closing proceeds of $2,504,062 included the cancellation at closing of $54,062 in outstanding obligations we owed to Dr. Jeffrey Hillman, our former director and Chief Scientific Officer, for compensation that had been deferred. Approximately half of the total investment, or $1,250,000, was made by the KFLP. In conjunction with, and as a condition to the initial closing of the December 2009 Private Placement, we also issued 200,000 shares of our common stock to the KFLP at $5.00 per share, which was the same price per share paid by the participating accredited investors, in exchange for the cancellation of the KFLP’s $1,000,000 secured promissory note we previously issued to the KFLP in connection with a June 2009 private placement in which the KFLP initially acquired control of the Company (the “June 2009 Private Placement”).

Approximately $1,000,000 of the total proceeds from the December 2009 Private Placement were committed to further our development of the DPOLT synthetic chemistry platform, essential to the production of our lead antibiotic, MU1140, subject to the goals set forth by the two-year NSF SBIR Phase II grant that we received on February 15, 2008. Such allocation enabled us to be eligible to receive up to an additional $500,000 matching grant from the NSF, which grant was subsequently awarded in June 2010.

Contemporaneously with the initial closing of the December 2009 Private Placement, the KFLP also elected to exercise warrants it received as part of the June 2009 Private Placement to purchase 50,000 shares of our common stock. The warrants were exercised through the payment by the KFLP of the warrant exercise price of $2.00 per share. Additionally, Christine Koski and Robert Koski, as directors, each exercised previously issued options to purchase 5,000 shares of our common stock at the option exercise price of $2.00 per share. These options were granted to Christine Koski and Robert Koski when they became non-employee directors on June 30, 2009 in connection with our non-employee director compensation program.

On January 13, 2010, we completed the $3,004,062 private placement contemplated by the December 2009 Private Placement and issued another 100,000 shares of common stock at a price per share of $5.00 to the accredited investors for $500,000. Of this amount, the KFLP again participated in half of the remainder of the aggregate investment by acquiring 50,000 shares for $250,000.

May 2010 Note Financing

On May 28, 2010, we entered into an unsecured promissory note with a conversion provision (the “May 2010 Note”) to the KFLP pursuant to which we borrowed $1,000,000 from the KFLP. Interest on the May 2010 Note accrued at the rate of LIBOR plus 6.0% and the principal of the May 2010 Note, together with all accrued interest thereon, was due and payable the earlier of: (i) the closing date of a registered public offering of newly issued equity securities by us resulting in cash proceeds to us, other than in connection with employee option plans, or (ii) the May 24, 2011 maturity date; provided, however, that in the event we completed a subsequent private offering of equity securities prior to the May 24, 2011 maturity date, we could elect to convert the principal of the May 2010 Note into the same equity securities being sold in the private offering at the same price and terms to the KFLP.

July 2010 Financing Transaction and Credit Facility

On July 5, 2010, we entered into a common stock purchase agreement (the “July 2010 Financing Transaction”) with the Koski Family Limited Partnership, or KFLP. At the closing of this financing transaction on July 30, 2010 we issued 250,000 shares of our common stock to the KFLP at a price of $8.00 per share. The $2,000,000 aggregate consideration paid by the KFLP consisted of (i) $1,000,000 cash and (ii) the exchange and cancellation of the outstanding May 2010 Note issued to the KFLP on May 28, 2010. Accrued interest on the May 2010 Note through closing was waived by the KFLP. Concurrent with the July 2010 Financing Transaction and as part thereof, we entered into an unsecured revolving credit agreement (the “Credit Facility”) with the KFLP. Pursuant to the Credit Facility, we are able to borrow up to $2,000,000 from the KFLP at LIBOR plus 6.0%. The term of the Credit Facility was initially for 12 months commencing August 1, 2010.

On each of September 13, 2010 and November 8, 2010, we borrowed $1,000,000 under the Credit Facility and executed a revolving unsecured promissory note for such amounts initially to mature on July 30, 2011.

On January 24, 2011, we entered into a First Amendment to the Credit Facility (the “First Amendment”) to increase the available borrowing from $2,000,000 to $2,500,000 and simultaneously therewith we drew on the Credit Facility as amended by the First Amendment to borrow the additional $500,000 in available funds and executed another revolving unsecured promissory note initially due on July 30, 2011.

On February 4, 2011, we entered into a Second Amendment (the “Second Amendment”) to the Credit Facility. As a result of the Second Amendment, we are able to borrow up to an additional $2,500,000 from the KFLP. Future draws under the Credit Facility, as amended, are limited to $500,000 per month commencing no earlier than March 2011. Under the Second Amendment, the due date of the amounts then outstanding under the Credit Facility, (the September 2010 Promissory Note, November 2010 Promissory Note and January 2011 Promissory Note) were extended by one year from July 30, 2011 to July 30, 2012. The interest rate remained at LIBOR plus 6.0%. The Second Amendment further provided for the automatic conversion of any amounts borrowed and outstanding under the Credit Facility into securities that we may issue in subsequent securities offerings. Any automatic conversion of amounts outstanding under the Credit Facility would be on the same terms of any such offering. In addition, the Second Amendment provides the KFLP with the right to put any undrawn available amounts under the Credit Facility, as amended, to us and thereby have a note issued to the KFLP.

On each of March 15, 2011, April 5, 2011, May 5, 2011, June 3, 2011, and July 8, 2011 we borrowed an additional $500,000 under the Credit Facility, as amended, and executed a revolving unsecured promissory note in such amounts that matures on July 30, 2012.

On June 29, 2011, we entered into a Third Amendment (the “Third Amendment”) to the Credit Facility. As a result of the Third Amendment, we increased our availability under the Credit Facility by $2,000,000 from $5,000,000 to $7,000,000. Future draws of the $2,000,000 in increased availability provided by the Third Amendment to the Credit Facility are limited to $1,000,000 increments beginning no earlier than August 2011 and October 2011, respectively. All other terms of the Credit Facility remained the same.

On each of August 1, 2011 and October 5, 2011, the Company borrowed an additional $1,000,000 under the Credit Facility, as amended, and executed a revolving unsecured promissory note in such amounts that matures on July 30, 2012.

On December 9, 2011, we entered into a Fourth Amendment (the “Fourth Amendment”) to the Credit Facility. The Fourth Amendment increased the available borrowing under the Credit Facility by $500,000 from $7,000,000 to $7,500,000. On December 9, 2011, the Company drew down on the Credit Facility as amended to borrow $500,000 in the newly available funds. All other terms of the Credit Facility remained the same.

On January 23, 2012, we entered into a Fifth Amendment (the “Fifth Amendment”) to the Credit Facility. The Fifth Amendment increased the available borrowing under the Credit Facility by $750,000 from $7,500,000 to $8,250,000. On January 23, 2012, we drew down on the Credit Facility, as amended, to borrow $750,000. All other terms of the Credit Facility remained the same.

March 2012 Conversion of Credit Facility Indebtedness and Entering Into New Secured Loan Agreement

On March 23, 2012, we entered into an Exchange of Notes for Equity Agreement (the “Debt Exchange Agreement”) with the KFLP. Pursuant to the terms of the Debt Exchange Agreement, we issued 6,285,619 shares of common stock and warrants to acquire 1,571,405 shares of common stock to the KFLP in exchange for the cancellation of an aggregate of $8,737,011 of indebtedness owed to the KFLP under our existing unsecured revolving Credit Facility with the KFLP. The outstanding indebtedness, consisted of $8,250,000 in principal owed on twelve separate promissory notes previously issued by us to the KFLP under the Credit Facility and accrued interest through March 23, 2012 (the closing date) of $487,011. The Credit Facility was terminated and the previously issued promissory notes thereunder were cancelled. The warrants are exercisable immediately at a price per share of $2.00 and expire three (3) years from the date of issuance.

On March 23, 2012, we also entered into a new secured loan agreement (the “Loan Agreement”) with the KFLP. It provided us with $2.5 million in secured funding in two advances of $1,250,000 each with the first advance occurring on

March 23, 2012 and the second advance occurring 30 days thereafter. Borrowings under the Loan Agreement matured in three years and accrued interest at the rate of 5.0% and were secured by select assets relating to or connected with the ProBiora3, SMaRT Replacement Therapy, MU1140 and LPT3-04 technologies. The loan amount was subject to automatic conversion upon a subsequent qualified equity financing by us of $5,000,000 (excluding any converted debt amount). Pursuant to the Loan Agreement we also issued a warrant to the KFLP to acquire 599,520 shares of our common stock. The warrants are exercisable immediately at a price per share of $2.00 and expire three (3) years from the date of issuance.

Since our directors Christine L. Koski and Robert C. Koski, share voting and investment powers with two other family members as general partners of the KFLP, the Debt Exchange Agreement and the Loan Agreement were approved by the Company’s disinterested directors.

July 2012 Private Placement Financing and Conversion of Secured Loan Agreement

On July 31, 2012, the Company closed on a private placement of its common stock (the “July 2012 Private Placement”) pursuant to which it issued an aggregate of 8,666,665 shares of common stock at a $1.50 per share and received gross proceeds of $13.0 million. The terms of Loan Agreement between the Company and KFLP, which was entered into on March 23, 2012, provided for the automatic conversion of the secured debt represented by the Loan Agreement at the time of a “qualified financing” defined as a financing by the Company raising an amount of no less than $5.0 million on the same terms as such financing. Because the July 2012 Private Placement constituted a “qualified financing” under the terms of the Company’s Loan Agreement with the KFLP, the Company’s secured debt in the principal amount of $2.5 million, together, with accrued but unpaid interest thereon, due to the KFLP pursuant to the Loan Agreement was automatically converted contemporaneously with the closing of the July 2012 Private Placement into 1,692,123 shares of common stock. The shares of common stock were issued to the KFLP based upon the same price of $1.50 per share paid by the Purchasers in the July 2012 Private Placement. The KFLP waived receiving comparable registration rights as the Purchasers in the July 2012 Private Placement as well as its piggyback registration rights. Intrexon also waived its piggyback registration rights and waived its participation rights. As a result of the conversion of the secured indebtedness, the Loan Agreement together with the related Security Agreement and related loan agreements were terminated and are of no further force or effect.

Our Chairman, Dr. Frederick Telling participated in the July 2012 Private Placement and acquired 98,111 shares at $1.50 per share. Our disinterested directors approved the participation of Dr. Telling in the July 2012 Private Placement.

Relationships

During the years ended December 31, 2011 and 2010, we paid $270,702 and $226,760, respectively, (which included approximately $96,909 and $162,501, respectively, in costs reimbursements associated with maintaining our intellectual property) to a law firm that employs the daughter-in-law of our former director and Chief Scientific Officer, Dr. Jeffrey Hillman, as a lawyer and from which firm we received intellectual property related legal services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and any persons who beneficially own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission Officers, Directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of copies of forms furnished to the Company and written representations from the executive officers, directors and holders of ten percent or more of the Company’s Common Stock, the Company believes, all persons subject to the reporting requirements with regard to the Common Stock complied with the applicable filing requirements during 2011.

OTHER MATTERS

Interim Corporate Mailings

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request. If you wish to receive such mailings, please complete the form in Appendix B and mail as instructed on the form.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for 2010. Shareholders who would like additional copies of the Annual Report on Form 10-K should direct their requests in writing to:

Oragenics, Inc.

1300 Bayport Drive, Suite 685

Tampa, Florida 33607

Attention: Michael Sullivan, Secretary.

Miscellaneous

Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Michael Sullivan
Michael Sullivan,
Secretary

Tampa, Florida

September 17, 2012

Appendix A

AMENDED AND RESTATED

ORAGENICS, INC.

2012 EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

1.3 Effective Date. This Plan was approved by the Board of Directors on August 6, 2012, but will become effective on the date of the 2012 Annual Meeting of Shareholders, upon approval of the Plan by the Shareholders of the Company.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.5 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash Award” means the right to receive cash as described in Section 9.

2.8 “Change in Control or Corporate Transaction” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.11 “Company” means Oragenics, Inc., a Florida corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the “Company” means Oragenics, Inc. and its consolidated subsidiaries, except to the extent the Committee expressly determines otherwise.

2.12 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.15 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.17 “Fair Market Value” means the last quoted per share selling price for Shares on the NASDAQ or the Over-the-Counter Bulletin Board on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date the Over-the-Counter Bulletin Board is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.20 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.21 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.23 “Cause” means (i) the commission of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Company or a Subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company or any Subsidiary’s fidelity bond; (ii) the willful engaging in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiaries and competing with the Company or any Subsidiaries, or soliciting employees, consultants or customers of the Company or any Subsidiaries in violation of law or any employment or other agreement to which the recipient is a party; (iii) the continued failure or habitual neglect by a person who is an Employee to perform his or her duties with the Company or any Subsidiary; or (iv) other disregard of rules or policies of the Company or any Subsidiary, or conduct evidencing willful or wanton disregard of the interests of the Company or any Subsidiary. For purposes of this Plan, no act or failure to act by the recipient shall be deemed “willful” unless done or omitted to be done by the recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. “Misconduct” or “Cause” shall be determined by the Committee based upon information presented by the Company and the Employee and shall be final and binding on all parties hereto.

2.24 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.25 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.28 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: Annual Revenue, Cash Position, Earnings Per Share, Individual Objectives, Net Income, Operating Cash Flow, Operating Income, Regulatory Approval, Return on Assets, Return on Equity, Return on Sales, Stock Price and Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.29 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on continued employment or other performance of services for the Company, the passage of time, the achievement of target levels of Performance Goals, or the occurrence of other events as determined by the Committee, in its discretion.

2.30 “Plan” means the Oragenics, Inc. 2012 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31 “Prior Plan” means the Oragenics, Inc. 2002 Stock Option and Incentive Plan, as amended from time to time.

2.32 “Regulatory Approval” means the approval, or recommendation to approve, of regulatory agencies in the United States or Europe for such pharmaceutical product candidates as specified by the Committee for purposes of applying Performance Goals to any Award.

2.33 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.34 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8, consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

2.35 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.36 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.37 “Shares” means the shares of common stock of the Company.

2.38 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.39 “Stock Price” means the stock price or market value of a share of the Company’s common stock and any amount determined by reference to such stock price or market value.

2.40 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.41 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.42 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. If the Committee is not the full Board of Directors, then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Unless the Committee is the full Board or all determinations made by the Committee are made only with the approval or ratification of the full Board, then the Committee shall either (a) be comprised solely of Directors who both are (1) “non-employee directors” under Rule 16b-3, and (2) “outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. Except to the extent the Board has reserved to itself the authority to review, approve and ratify actions of the Committee, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3 Delegation by the Committee. Except to the extent the Board has reserved to itself the authority to review, approve and ratify actions of the Committee, the Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.6 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.

4.1.1 Plan Limit. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 4,000,000 Shares. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares. In addition,

4.1.2 Individual Award Limits.

(a) the maximum number of Shares subject to those Options and SARs that are granted during any calendar year to any individual under this Plan shall be 1,000,000 Shares; and

(b) the maximum number of Shares which may be subject to Awards (other than Options and SARs) intended to qualify as “performance-based compensation” under Section 162(m) of the Code (including Awards payable in Shares and Awards payable in cash where the amount of cash payable upon or following vesting of the Award is determined with reference to the Fair Market Value of a Share at such time) that are granted to any one individual in any one calendar year shall be 1,000,000 Shares.

4.2 Awards Settled in Cash, Reissue of Awards and Shares. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR or Option granted under the Plan, the number of underlying Shares as to which the exercise related shall be counted against the applicable share limits under Section 4.1, as opposed to only counting the Shares issued. (For purposes of clarity, if a SAR relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the applicable Share limits under Section 4.1 with respect to such exercise.)

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, and the number, class, and price of Shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. The Committee may, in its discretion, condition the vesting and exercisability of any Option granted under the Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Company by the Participant the Committee deems appropriate (“service vesting”), (ii) satisfaction of any of one or more Performance Goals the Committee deems appropriate (“performance vesting”), or (iii) any combination of servicing vesting and performance vesting requirements the Committee deems appropriate. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Duration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted more than ten (10) years after the effective date of this Plan, except to the extent the shareholders of the Company have approved grants after that date pursuant to Section 12.2 below.

5.8.5 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.8.6 Other Terms There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. The Committees may, in its discretion, condition the vesting and exercisability of any Freestanding SARs granted under the Plan on satisfaction of (i) any minimum period of continued employment or other continued service with the Company by the Participant the Committee deems appropriate (“service vesting”), (ii) satisfaction of any of one or more Performance Goals the Committee deems appropriate (“performance vesting”), or (iii) any combination of servicing vesting and performance vesting requirements the Committee deems appropriate.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3 Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied). In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. In addition, any dividends as to the unvested portion of a Restricted Stock award that is subject to performance-based vesting requirements (or any dividend equivalents as to the unvested portion of a Restricted Stock Unit award that is subject to performance-based vesting requirements) will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant and the terms of such Restricted Stock Units.

8.2 Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the conditions for vesting of the Restricted Stock Units, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3 Transferability. Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Vesting. The Committee, in its sole discretion, may impose such restrictions on the vesting of the Participant’s Restricted Stock Units as it may deem advisable or appropriate, in accordance with this Section 8.4.

8.4.1 Service Vesting. The Committee may condition the vesting of a Participant’s Restricted Stock Units upon the Participant’s continued performance of services for the Company through a specified vesting date or dates. If the Participant’s Termination of Service occurs before such vesting date, the relevant Restricted Stock Units shall be forfeited, except as may otherwise be provided in the Award Agreement.

8.4.2 Performance Vesting. Alternatively, the Committee may, in its discretion, condition the vesting of all or a portion of the Participant’s Restricted Stock Units upon completion of based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may condition the vesting of Restricted Stock Units based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied). In addition, the Committee will have the discretion to determine the vesting or other limitations of the individual awards granted under this Section 8.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

8.5 Settlement of Restricted Stock Units. Upon vesting of all or part of a Participant’s Restricted Stock Units, the Participant shall be entitled to receive from the Company in settlement of the vested Restricted Stock Units either, at the discretion of the Committee:

(a) The number of Shares with respect to that portion of the Restricted Stock Units which have become vested; or

(b) An amount determined by multiplying the Fair Market Value of a Share on the date of vesting ; times the number of Shares with respect to which the Restricted Stock Units which have become vested.

In either case, the Company may reduced the net amount or number of Shares actually delivered to the Participant to account for payroll taxes withheld pursuant to Section 12.2 below.

8.6 No Rights of Shareholder Until Restricted Stock Units Vest. Until such time as the Restricted Stock Units vest and shares of Common Stock are issued to the Participant, the Participant shall not have the rights of a shareholder with respect to the covered shares. In particular, Participants holding unvested Restricted Stock Units shall not be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement or exercise voting rights with respect to those shares.

SECTION 9

CASH AWARDS

9.1 Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Committee determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 10

CHANGE IN CONTROL

10.1 Change in Control. In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

10.2 Options and SARs. Notwithstanding Section 10.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control.

(b) For the purposes of this Section 10.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

(d) In the event that the successor corporation refuses to assume or substitute for the Options or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(e) In the event the successor corporation or a parent or Subsidiary of the successor corporation does not agree to assume the Options and SARs or to substitute equivalent options or rights with respect to stock of the successor corporation, each vested Option and/or SAR which has not previously been exercised may, in the discretion of the Committee, be cancelled in exchange for the right to receive a cash payment from the Company equal to the excess of the value of the consideration (whether stock, cash or other securities or property) to be received for shares of common stock in the Change of Control (or, if none, the current Fair Market Value per Share) over the exercise price for the Option or SAR, multiplied by the number of shares covered by the Options or SARs, net of applicable payroll taxes the Company is required to withhold from such payment.

10.3 Restricted Stock. Notwithstanding Section 10.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

(c) In the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

10.4 Restricted Stock Units. Notwithstanding Section 10.1, the Committee may provide for any vesting conditions with respect to outstanding Restricted Stock Units held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions with respect to outstanding Restricted Stock Units held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control.

(b) If the vesting conditions are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s remaining unvested Restricted Stock Units will immediately vest.

(c) However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions, any such vesting conditions will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock Units immediately prior to the Change in Control.

(d) Alternatively, in the event the successor corporation or a parent or Subsidiary of the successor corporation does not agree to assume the Restricted Stock Units or to substitute equivalent rights with respect to stock of the successor corporation, each vested Restricted Stock Unit which has not been settled at least fifteen (15) days prior to the effective date of the Change in Control may, in the discretion of the Committee, be cancelled in exchange for the right to receive a cash payment from the Company equal to the value of the consideration (whether stock, cash or other securities or property) to be received for shares of common stock in the Change of Control (or, if none, the current Fair Market Value per Share), multiplied by the number of shares covered by the number of vested Restricted Stock Units, net of all payroll taxes the Company may be required to withhold from such payment.

10.5 Cash Awards. Notwithstanding Section 10.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

SECTION 11

MISCELLANEOUS

11.1 Issuance of Shares. The Company shall not be required to issue or deliver any certificate for Shares purchased upon the attempted exercise of any Option or SAR granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock or Restricted Stock Unit granted hereunder, and no attempted exercise of an Option or SAR shall be effective prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Shares are then listed;

(b) The completion of any registration or other qualification of such Shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the SEC or any other governmental regulatory body;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option or SAR as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Participants shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained. The Company shall, however, use reasonable efforts to obtain all such approvals.

11.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

11.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Second Amended and Restated Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

11.7 Limited Transferability of Awards. Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.7. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

11.8 No Rights as Shareholder. Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

11.9 Tax Matters. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 12

AMENDMENT, TERMINATION, AND DURATION

12.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Decisions of the Board shall be final, binding and conclusive.

12.2 Duration of the Plan. The Plan shall be effective as of the date the Plan is approved by the Company’s Shareholders at the 2012 Annual Meeting of Shareholders, and subject to Section 12.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However,

(a) No Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders; and

(b) For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

SECTION 13

TAX WITHHOLDING

13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

13.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award

Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

13.3 Liability for Applicable Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 14

LEGAL CONSTRUCTION

14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Florida.

14.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix B

Oragenics, Inc.

Request for Interim Financial Statements

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the subject Corporation may elect annually to receive interim corporate mailings, including interim financial statements of the Corporation, if they so request. If you wish to receive such mailings, please complete and return this form to:

Oragenics, Inc.

Investor Relations

3000 Bayport Drive, Suite 685

Tampa, FL 33607

NAME:

ADDRESS:

POSTAL CODE:

I confirm that I am an owner of common stock of the Corporation.

SIGNATURE OF
SHAREHOLDER:	DATE:

CUSIP: 684023104

SCRIP COMPANY CODE: ORGQ

B-1

Appendix C

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

ORAGENICS, INC.

TO BE HELD AT GRAND HYATT TAMPA BAY, 2900 BAYPORT DRIVE TAMPA, FLORIDA 33607

ON TUESDAY, OCTOBER 23, 2012 AT 9:00 A.M. LOCAL TIME

The undersigned shareholder of Oragenics, Inc.(the “Company”), Tampa, Florida, hereby constitutes and appoints Dr. John Bonfiglio with full power of substitution or in the place of the foregoing, Michael Sullivan as proxy holder, for and on behalf of the undersigned shareholder with the power of substitution to attend, act and vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders or at any adjournments thereof (the “Annual Meeting”), upon the proposals described in the Notice to the Holders of Common Stock of the Annual Meeting of Shareholders and Proxy Statement, both dated September 17, 2012, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any shareholder proposals not submitted to the Company for a vote of the shareholders at the Annual Meeting within a reasonable time prior to the mailing of the proxy materials, as well as on the election of any person as a Director if a Director nominee named in Proposal I is unable to serve or for good cause will not serve, and on matters incident to the conduct of the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the Directors listed on the reverse side and FOR Proposals II and III.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORAGENICS, INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE. The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

C-1

PROXY

A. PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals II and III.

Proposal I: Election of Directors. On the proposal to elect the following Directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

Dr. Frederick W. Telling	For ☐ Withhold Authority ☐
Dr. John N. Bonfiglio	For ☐ Withhold Authority ☐
Christine L. Koski	For ☐ Withhold Authority ☐
Robert C. Koski	For ☐ Withhold Authority ☐
Charles L. Pope	For ☐ Withhold Authority ☐
Dr. Alan Dunton	For ☐ Withhold Authority ☐

Proposal II: Approval of an amendment and restatement to the Company’s 2002 Amended and Restated Stock Option and Incentive Plan, (the “2002 Plan”), to increase in the number of shares available for issuance under the 2002 Equity Plan by 2,875,000 shares.

        ☐ For             ☐ Against             ☐ Abstain

Proposal III: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2012.

        ☐ For             ☐ Against             ☐ Abstain

B. Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Shares Held:

Signature of Shareholder

Signature of Shareholder (If held jointly)

Dated:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.

C-2